UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Biosite Incorporated
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Biosite Incorporated

9975 Summers Ridge Road

San Diego, CA 92121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 23, 2006

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Biosite Incorporated, a Delaware corporation (the “Company”). The meeting will be held on Friday, June 23, 2006 at 10:00 a.m. local time at the Biosite Incorporated corporate offices, 9975 Summers Ridge Road, San Diego, California 92121 for the following purposes:

1.               To elect two Class III directors to hold office until the 2009 Annual Meeting of Stockholders.

2.               To approve the amendment and restatement of the Company’s 1996 Stock Incentive Plan.

3.               To approve an increase to the total number of shares reserved for issuance under the Company’s 1996 Stock Incentive Plan.

4.               To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2006.

5.               To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is April 26, 2006. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

Christopher J. Twomey
Senior Vice President, Finance,
Chief Financial Officer and Secretary

San Diego, California

May 17, 2006

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or on the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We sent you this proxy statement and the enclosed proxy card because the Board of Directors of Biosite Incorporated (sometimes referred to as the “Company” or “Biosite”) is soliciting your proxy to vote at the 2006 Annual Meeting of Stockholders. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or on the Internet.

The Company intends to mail this proxy statement and accompanying proxy card on or about May 17, 2006 to all stockholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on April 26, 2006 will be entitled to vote at the annual meeting. On this record date, there were 17,177,991 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 26, 2006 your shares were registered directly in your name with Biosite’s transfer agent, American Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 26, 2006 your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are four matters scheduled for a vote:

•                  Election of two Class III directors to hold office until the 2009 Annual Meeting of Stockholders.

•                  Approval of the amendment and restatement of the Company’s 1996 Stock Incentive Plan.

•                  Approval of an increase to the number of shares reserved for issuance under the Company’s 1996 Stock Incentive Plan.

•                  Ratification of the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2006.

How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may abstain from voting for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting or vote by proxy using the enclosed proxy card, over the telephone, or on the Internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

•                  To vote in person, come to the annual meeting where a ballot will be made available to you.

•                  To vote using the enclosed proxy card, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

•                  To vote over the telephone, dial toll-free 1-877-816-0834 using a touch-tone phone and follow the recorded instructions. Your vote must be received by 11:59 p.m. Eastern time, June 22, 2006 to be counted.

•                  To vote on the Internet, go to the Biosite Website at http://www.biosite.com and select “Vote 2006 Proxy.”  Have your proxy card ready and follow the instructions on your screen. Your vote must be received by 11:59 p.m. Eastern time, June 22, 2006 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Biosite. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank, if available. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the close of business on April 26, 2006.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of the two nominees for director, “For” the proposal to amend and restate the Company’s 1996 Stock Incentive Plan, “For” the proposal to increase the number of shares reserved for issuance under the Company’s 1996 Stock Incentive Plan and “For” the ratification of Ernst & Young LLP as independent auditors the Company for its fiscal year ending December 31, 2006. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees and Georgeson Shareholder Communications, Inc. (“Georgeson”) may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies, but Georgeson will be paid its customary fee of approximately $10,000 plus out-of-pocket expenses if it solicits proxies. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. You may revoke your proxy in any one of three ways:

•                  You may submit another properly completed proxy card with a later date.

•                  If you are a stockholder of record as of the record date for the annual meeting, you may send a written notice that you are revoking your proxy to Biosite Incorporated’s Secretary at 9975 Summers Ridge Road, San Diego, CA 92121.

•                  If you are a stockholder of record as of the record date for the annual meeting, you may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by January 17, 2007, to Biosite’s Secretary at 9975 Summers Ridge Road, San Diego, CA 92121. If you wish to submit a proposal that is not to be included in next year’s proxy materials or nominate a director, you must also do so by January 17, 2007.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and (with respect to proposals other than the election of directors) “Against” votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

If your shares are held in “street name” by your broker, you will need to obtain a proxy form from your broker and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange (“NYSE”) on which your broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as “broker non-votes,” as described below.

With respect to each of the proposals to be voted on at the meeting, if shares of our common stock that are held in “street name” by a broker are not voted by the broker who is the record holder of the shares, or a “broker non-vote,” or if shares are voted in other circumstances in which proxy authority is defective or has been withheld with respect to any matter, these shares will not be counted towards the total votes cast on a particular proposal for purposes of determining whether stockholder approval of the proposal has been obtained.

How many votes are needed to approve each proposal?

•                  For the election of two Class III directors to hold office until the 2009 Annual Meeting of Stockholders, the two nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected.

•                  To be approved, Proposal No. 2, approval of the amendment and restatement of the Company’s 1996 Stock Incentive Plan, must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote.

•                  To be approved, Proposal No. 3, approval of an increase to the number of shares reserved for issuance under the Company’s 1996 Stock Incentive Plan, must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote.

•                  To be approved, Proposal No. 4, ratification of the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2006, must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by stockholders present at the meeting or by proxy. At the close of business on April 26, 2006, the record date for the annual meeting, there were 17,177,991 shares outstanding and entitled to vote.

Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in the Company’s Quarterly Report on Form 10-Q for the second quarter of 2006.

Stockholders may obtain a copy of the Company’s annual report to the Securities and Exchange Commission on Form 10-K (except for exhibits) and its audited financial statements without charge by writing to: Investor Relations, 9975 Summers Ridge Road, San Diego, CA 92121

PROPOSAL 1
ELECTION OF DIRECTORS

Biosite’s Board of Directors is divided into Class I, Class II and Class III directors. Currently, each class consists of two directors and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class shall serve for the remainder of the full term of that class, and until the director’s successor is elected and qualified. This includes vacancies created by an increase in the number of directors.

The Board of Directors presently has six members. There are two directors, those in Class III, whose term of office expires in 2006. If elected at the annual meeting, each of these nominees would serve until the 2009 annual meeting and until his or her successor is elected and has qualified, or until the director’s death, resignation or removal. Both of the nominees for election as a director at the 2006 Annual Meeting of Stockholders attended the 2005 Annual Meeting of Stockholders. It is the Company’s policy to invite directors and nominees for director to attend the Annual Meeting. Three of the directors attended the 2005 Annual Meeting of Stockholders.

The following is a brief biography of each nominee and each director whose term will continue after the annual meeting.

Nominees for Election for a Three-year Term Expiring at the 2009 Annual Meeting

Name	Age

CLASS III

Kim D. Blickenstaff	53

Mr. Blickenstaff, a founder of Biosite, has served as Chief Executive Officer and a director of the Company since April 1988 and was Secretary from April 1988 to June 2002. From April 1988 to October 2004, Mr. Blickenstaff also served as President of the Company. In October 2004 he was appointed Chairman of the Board of Directors. Before forming the Company, he held various positions in finance, operations, research management, sales management, strategic planning, and marketing with Baxter Travenol, National Health Laboratories and Hybritech Incorporated. Mr. Blickenstaff is also a director of Medivation, Inc. and DexCom, Inc. and several privately held medical product companies. Mr. Blickenstaff received a B.A. from Loyola University, Chicago and an M.B.A. from the Graduate School of Business, Loyola University, Chicago.

Kenneth F. Buechler, Ph.D.	52

Dr. Buechler, a founder of Biosite and a co-inventor of certain of its proprietary technology, has been a director since June 2003 and was promoted in October 2004 to President and Chief Scientific Officer. From March 2003 to October 2004, Dr. Buechler was our Senior Vice President, Research and Development and from April 2001 to March 2003, Dr. Buechler was Vice President, Research and Development. From January 1994 to April 2001, he was Vice President, Research and was Director of Chemistry from April 1988 to January 1994. Before forming the Company, he was a Senior Scientist in the Diagnostics Research and Development Group at Hybritech Incorporated. Dr. Buechler is also a director of a privately held medical product company. Dr. Buechler received a B.S. in Chemistry and Ph.D. in Chemistry from Indiana University.

Directors Continuing in Office Until the 2007 Annual Meeting

CLASS I

Lonnie M. Smith	61

Mr. Smith joined our Board of Directors in October 1997. Since 1997, Mr. Smith has served as Chief Executive Officer and Chairman of the Board of Intuitive Surgical Inc., a surgical device company. From 1982 to February 1997, he served as Senior Executive Vice President for Hillenbrand Industries, Inc., a diversified public holding company. Mr. Smith was a director of Hillenbrand from 1981 to February 1997. He had been employed by Hillenbrand or its subsidiaries in various offices since 1976. Mr. Smith received a B.S. in Electrical Engineering from Utah State University and an M.B.A. from Harvard Business School.

Timothy J. Wollaeger	62

Mr. Wollaeger joined our Board of Directors and served as Chairman of the Board of Directors since the inception of the Company through October 2004. Mr. Wollaeger is the general partner of Kingsbury Associates, L.P., and a Managing Director of Sanderling Ventures, both venture capital firms. He founded Kingsbury Associates in December 1993 and joined Sanderling Ventures in April 2002. From May 1990 until December 1993, he was Senior Vice President and a director of Columbia Hospital Corporation (now HCA Healthcare Corporation). From October 1986 until July 1993, he was a founding general partner of Biovest Partners, a seed venture capital firm. He is currently the Chairman of the Board of Directors of Digirad Corporation and a director of Senomyx, Inc. Mr. Wollaeger received a B.A. in Economics from Yale University and an M.B.A. from Stanford University.

Directors Continuing in Office Until the 2008 Annual Meeting

CLASS II

Anthony DeMaria, M.D.	63

Dr. DeMaria joined our Board of Directors in June 1998. In July 2004, Dr. DeMaria became the Director of the Sulpezio Cardiovascular Center and Judith and Jack White Chair and Professor of Medicine at the University of California, San Diego. Prior to holding this position, Dr. DeMaria was the Chief of the division of Cardiology and Professor of Medicine at the University of California, San Diego. Prior to joining the University of California in 1992, Dr. DeMaria was Director of the Kentucky Heart Institute. Prior to joining the Kentucky Heart Institute, he held key management positions at the University of Kentucky College of Medicine and the University of California, Davis, School of Medicine. In 1988, Dr. DeMaria served as president of the American College of Cardiology and he is past-president of the American Society of Echocardiography. Dr. DeMaria received a B.S. from College of the Holy Cross and an M.D. from New Jersey College of Medicine.

Howard E. Greene, Jr.	63

Mr. Greene joined our Board of Directors in June 1989. Mr. Greene is an entrepreneur who founded, managed and financed a series of medical technology companies during the past 25 years. From September 1987 to July 1996, Mr. Greene was the founding Chief Executive Officer of Amylin Pharmaceuticals, Inc., a biotechnology company developing drug candidates for treating metabolic diseases. From October 1986 until July 1993, Mr. Greene was a founding general partner of Biovest Partners, a seed venture capital firm. He was Chief Executive Officer of Hybritech Incorporated from March 1979 until its acquisition by Eli Lilly & Co. in March 1986, and was co-inventor of Hybritech’s patented monoclonal antibody assay technology. Prior to joining Hybritech, he was an executive with the medical diagnostics division of Baxter Healthcare Corporation from 1974 to 1979, and a consultant with McKinsey & Company from 1967 to 1974. He is a director of Amylin Pharmaceuticals, Inc. Mr. Greene received a B.A. from Amherst College and an M.B.A. from Harvard University.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Independence of the Board of Directors

As required under The Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board affirmatively has determined that a majority of the Company’s directors are independent directors within the meaning of the applicable Nasdaq listing standards.

As required under Nasdaq listing standards, from time to time the Company’s independent directors will meet in regularly scheduled executive sessions at which only independent directors are present.

Information Regarding the Board of Directors and its Committees

In 2004, Biosite’s Board of Directors documented the governance practices followed by the Company by adopting Corporate Governance Guidelines. The guidelines are intended to set forth in writing the practices that have been used by the Biosite Board to review and evaluate the Company’s business operations as needed and to make decisions that are independent of the Company’s management. The guidelines are also intended to document the aligned interests of directors and management with those of the Company’s stockholders. The Corporate Governance Guidelines, as well as the charters for each committee of the Board and the Company’s Code of Business Conduct and Ethics, are posted on the Company’s website at www.biosite.com. The Audit Committee Charter, as currently in effect, is also attached hereto as Exhibit A.

Consistent with Nasdaq listing standards, in fiscal 2005 the Company’s independent directors met at least once in regularly scheduled executive sessions at which only independent directors were present.

The Board has four committees:  an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Stock Option Committee. The following table provides membership information for fiscal 2005 for each of the Board committees:

Name	Audit		Compensation		Nominating and Corporate Governance		Stock Option
Kim D. Blickenstaff							X
Kenneth F. Buechler, Ph.D.
Howard E. Greene, Jr.	X				X	*
Timothy J. Wollaeger	X	*	X	*	X
Lonnie M. Smith	X		X
Anthony DeMaria, M.D.
Total meetings in fiscal year 2005	13		8		2		24

* Designated committee chairperson

Below is a description of each committee of the Board of Directors. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities.

Audit Committee

The Audit Committee of the Board of Directors assists the Board of Directors in fulfilling its oversight responsibility with respect to the Company’s corporate accounting and financial reporting process. In that regard, the Audit Committee’s functions are, among other things, to select and employ the Company’s independent auditors; to evaluate the qualifications, performance and independence of the Company’s independent auditors; to review the scope and plan of work to be performed by the independent auditors; to approve in advance the auditing and permissible non-audit services to be performed by the independent auditors; to review reports of the independent auditors; to review and discuss the Company’s financial statements to be included in its periodic reports filed with the SEC; to review with management and the independent auditors the results of the annual audited financial statements and quarterly financial statements, including reviewing the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and to establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters. Three directors comprise the Audit Committee: Messrs. Wollaeger (Chair), Greene and Smith. The Audit Committee met thirteen times during the 2005 fiscal year.

The Board of Directors annually reviews the Nasdaq listing standards definition of independence for Audit Committee members and has determined that all members of the Company’s Audit Committee are independent (as independence for audit committee members is currently defined in Rule 4350(d)(2)(A)(i) and (ii) of the Nasdaq listing standards). The Board has determined that Timothy Wollaeger qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board of Directors made a qualitative assessment of Mr. Wollaeger’s level of knowledge and experience based on a number of factors, including his formal education, and his experience as an executive, including service as a Chief Financial Officer, of several publicly traded and privately held companies.

During 2005, the Audit Committee approved certain amendments to its charter. A copy of the charter of the Audit Committee, as currently in effect, is attached to this Proxy Statement as Exhibit A.

Compensation Committee

The Compensation Committee of the Board of Directors assists the Board of Directors in fulfilling its oversight responsibility with respect to the Company’s compensation policies, plans and programs, and reviews and determines the compensation to be paid to the Company’s executive officers and directors. In that regard, the Compensation Committee’s functions are, among other things, to review, evaluate and recommend or approve compensation arrangements for executive officers, other senior management and directors of the Company; to determine, in its sole discretion, the compensation and other terms of employment of the Company’s Chief Executive Officer; and to implement and administer the Company’s stock plans, stock purchase plans, cash bonus plans, deferred compensation plans and similar programs. The Compensation Committee also awards all inducement stock option awards to new employees under our 2002 Nonqualified Stock Incentive Plan. Two directors comprise the Compensation Committee:  Messrs. Wollaeger (Chair) and Smith. All members of the Company’s Compensation Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). The Compensation Committee met eight times during the 2005 fiscal year.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board of Directors assists the Board of Directors in fulfilling its oversight responsibility with respect to the composition of the Board of Directors and the Company’s corporate governance matters. In that regard, the Nominating and Corporate Governance Committee’s functions are, among other things, to establish criteria for membership on the Board of Directors; to identify, evaluate and recommend candidates to serve on the Board of Directors; to evaluate and assess the performance of the Board of Directors and its committees; and to develop and review corporate governance principles applicable to the Company. Two directors comprise the Nominating and Corporate Governance Committee:  Messrs. Greene (Chair) and Wollaeger. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). The Nominating and Corporate Governance Committee met two times during the 2005 fiscal year.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including having the highest personal integrity and ethics, possessing relevant background and expertise upon which to be able to offer advice and guidance to management and having sufficient time to devote to the affairs of the Company. All directors should also rigorously represent the long-term interests of the Company’s stockholders. However, the Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Committee may consider attributes such as diversity, age, skills, and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee also reviews such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Committee determines whether the nominee must be independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee by majority vote. To date, the Nominating and Corporate Governance Committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates.

At this time, the Nominating and Corporate Governance Committee does not consider director candidates recommended by stockholders. The Committee believes that it is in the best position to identify, review, evaluate and select qualified candidates for Board membership, based on the criteria for Board membership as set forth in the Company’s Corporate Governance Guidelines.

Stock Option Committee

The Board of Directors also has a Stock Option Committee comprised of a single member, Mr. Blickenstaff. Generally, the Stock Option Committee may award stock options under Biosite’s equity based compensation plans to employees who are not officers of the Company. The Stock Option Committee met twenty-four times during the 2005 fiscal year in order to award stock options to new employees that were not receiving inducement stock option awards under the Company’s 2002 Nonqualified Stock Incentive Plan and to award additional options to current employees in recognition of promotions and continued service to the Company.

Meetings of the Board of Directors

The Board of Directors met six times during the last fiscal year. All directors attended at least 75% of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

Stockholder Communications with the Board of Directors

Persons interested in contacting directors with their concerns or issues may address correspondence to a particular director, or to the entire Board, or to the independent directors generally, in care of Biosite Incorporated at 9975 Summers Ridge Road, San Diego, California, 92121. If no particular director is named, letters will be forwarded, depending on the subject matter, to the Chair of the Audit, Compensation, or Nominating and Corporate Governance Committee.

Code of Business Conduct and Ethics

The Company has adopted the Biosite Incorporated Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on our website at www.biosite.com. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, any such amendment or waiver will be publicly disclosed as required by applicable law or regulations of Nasdaq.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

This Report is not “soliciting material” and shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference, and shall not otherwise be deemed filed under such Acts.

Audit Committee Report

The purpose of the Audit Committee is to assist the Board in its general oversight of the Company’s financial reporting, internal controls and audit functions. The Audit Committee Charter describes in greater detail the full responsibilities of the Audit Committee and is available on our website at www.biosite.com. The members of the Audit Committee are Timothy J. Wollaeger (Chair), Howard E. Greene, Jr. and Lonnie M. Smith. The Board has determined that all members of the Audit Committee are independent (as independence for audit committee members is currently defined in Rule 4350(d)(2)(A)(i) and (ii) of the Nasdaq listing standards).

Management is responsible for the financial statements and reporting process, including the system of internal controls. The Company’s independent accountants are responsible for performing an audit of the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. The Audit Committee oversees and reviews these processes and has reviewed and discussed the financial statements with management and the Company’s independent auditors. The Audit Committee is not, however, an employee of the Company, nor does it provide any expert assurance or professional certification regarding the Company’s financial statements. The Audit Committee relies, without independent verification, on the accuracy and integrity of the information provided, and representations made, by management and the Company’s independent accountants.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent accountants a formal written statement describing all relationships between the accountants and the Company that might bear on the accountants’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.”  The Audit Committee discussed with the independent accountants any relationships that may impact their objectivity and independence, including fees paid relating to the audit and any non-audit services performed, and satisfied itself as to that firm’s independence.

The Audit Committee discussed and reviewed with the independent accountants all communications required by generally accepted accounting standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.”  In addition, the Audit Committee, with and without management present, discussed and reviewed the scope, plan and results of the independent accountants’ examination of the financial statements. Based upon the Audit Committee’s discussion with management and the independent accountants and the Audit Committee’s review of the representation of management and the report of the independent accountants to the Audit Committee, subject to the limitations on the role and responsibility of the Audit Committee referred to in the written charter of the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the SEC. The Audit Committee also approved the selection, subject to stockholder ratification, of the independent accountants and the Board of Directors concurred in such authorization.

Audit Committee

Timothy J. Wollaeger, Chairman

Howard E. Greene, Jr.

Lonnie M. Smith

PROPOSAL 2
APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE BIOSITE INCORPORATED 1996 STOCK INCENTIVE PLAN

The 1996 Stock Incentive Plan (the “1996 Plan”) was originally adopted by the Board of Directors on December 5, 1996, to be effective December 1, 1996, and was approved by the Company’s stockholders in December 1996. 900,000 shares of common stock were originally reserved for issuance under the 1996 Plan, subject to adjustments as provided in the 1996 Plan. Since its inception, the 1996 Plan has been amended by the Board of Directors with the approval of the Company’s stockholders to reserve an additional 6,100,000 shares for issuance under the plan. In addition, on April 20, 1999, the Board of Directors amended the plan to modify provisions concerning the repricing of outstanding options at lower exercise prices. The 1996 Plan replaced the Company’s 1989 Stock Plan; however, awards previously made under the 1989 Stock Plan continue to be administered in accordance with the 1989 Stock Plan. In April 2006, the Board of Directors approved the amendment and restatement of the 1996 Plan, subject to approval by the Company’s stockholders at the Annual Meeting.

The proposed amendment and restatement modifies the 1996 Plan to, among other things, prohibit the Board of Directors from repricing or canceling and re-granting any outstanding awards under the 1996 Plan; prohibit any post-termination exercise of awards granted under the 1996 Plan following its amendment and restatement if the participant is terminated for cause, permit the Company to grant performance-based awards of restricted shares or stock units; and extend the date after which incentive stock options (“ISOs”), which are stock options intended to qualify for special tax treatment, may no longer be granted under the 1996 Plan from November 30, 2006 to March 15, 2016. The proposed modifications to the 1996 Plan are described more fully in the section below entitled “Description of the Proposed Modifications to the 1996 Plan.”

ISOs and other stock awards are a key component of Biosite’s total employee compensation and retention packages. If this Proposal 2 is not approved, the Company will be unable to grant ISOs after November 30, 2006 and will be unable to grant performance-based awards of restricted shares or stock units under the 1996 Plan, which the Company believes would adversely affect its ability to offer effective long-term incentives to its employees.

For these reasons, Biosite’s management and Board of Directors strongly support this Proposal 2.

Description of the 1996 Plan

The following is a summary of the principal features of the 1996 Plan. This summary is subject to, and qualified in its entirety by, the full text of the 1996 Plan, a marked copy of which, showing all proposed modifications to the 1996 Plan pursuant to this Proposal 2 and Proposal 3, is attached as Exhibit A. The following summary does not include the proposed modifications to the 1996 Plan for which the Company is seeking stockholder approval, nor does it describe the specific provisions applicable to stock options granted to employees located in France. A summary of the proposed modifications are outlined starting on page 16.

Purpose

The purpose of the 1996 Plan is to promote the interests of the Company and its stockholders by providing the opportunity to employees, consultants and members of the Board of Directors of the Company (or any subsidiary of the Company) to acquire stock or to increase their proprietary interest in the Company. By providing the opportunity to acquire stock or receive other incentives, the Company seeks to attract and retain those key employees upon whose judgment, initiative and leadership the success of the Company largely depends. The Company’s Board of Directors believes that the 1996 Plan constitutes an important means of compensating key employees.

Shares Subject to the 1996 Plan

The total number of shares available for grant under the 1996 Plan pursuant to restricted share awards, stock units, options and stock appreciation rights (“SARs”) is 453,934 (which number includes 142,271 shares forfeited under the 1989 Stock Plan and added to the 1996 Plan, but does not include the proposed 300,000 share increase that stockholders are being asked to approve as set forth in Proposal 3), subject to adjustments as provided in the 1996 Plan. If any restricted shares, stock units, options or SARs are forfeited, or if options or SARs terminate for any other reason prior to exercise (other than the exercise of a related SAR or option, and including any forfeiture or termination under the 1989 Stock Plan), then they again become available for awards under the 1996 Plan.

Outstanding Grants

As of March 31, 2006, an aggregate of 3,591,641 shares of restricted stock, stock units and options were outstanding under the 1996 Plan and options granted under the 1996 Plan covering 3,089,997 shares have been exercised. As of March 31, 2006, all of the Company’s employees, consultants and directors were eligible to receive awards under the 1996 Plan. On March 31, 2006, the closing price of the Company’s common stock on the Nasdaq National Market was $51.93 per share. As of March 31, 2006, only 453,934 shares remained available for future grant under the 1996 Plan (which number does not include the proposed 300,000 share reserve increase that stockholders are being asked to approve as set forth in Proposal 3).

Administration

The 1996 Plan is administered by the Board of Directors or committees designated by the Board of Directors. The Board, or such committee, selects the persons who will receive awards, determines the type and the size of any award and establishes any vesting or other conditions. The remainder of the discussion in this Proposal 2 assumes that the Board of Directors has delegated the authority to administer the 1996 Plan to Biosite’s Compensation Committee. Employees, directors and consultants of the Company (or any subsidiary of the Company) are eligible to participate in the 1996 Plan, although incentive stock options may be granted only to employees. No individual may receive options or SARs covering more than 250,000 shares of our common stock in any calendar year, subject to adjustments as provided in the 1996 Plan. The participation of the outside directors of the Company is limited to 20% of shares available under the 1996 Plan.

The 1996 Plan provides for awards in the form of restricted shares, stock units, options or SARs, or any combination thereof. No payment is required upon receipt of an award, except that a recipient of newly issued restricted shares must pay the par value of such restricted shares to the Company. The Board is authorized, within the provisions of the 1996 Plan, to modify or extend outstanding options or SARs or to exchange new options for outstanding options; provided, however, that such new or amended options must have the same or a higher aggregate exercise price than the outstanding options.

Restricted Shares

Restricted share awards may be granted under the 1996 Plan pursuant to restricted share award agreements. Restricted shares are shares of common stock that are subject to repurchase by the Company at the employee’s purchase price in the event that the applicable vesting conditions are not satisfied, and they are nontransferable prior to vesting (except for certain transfers to a trust). Restricted shares have the same voting and dividend rights as other shares of common stock.

Stock Units

Stock units may be granted under the 1996 plan pursuant to stock unit award agreements. A stock unit is an unfunded bookkeeping entry representing the equivalent of one share of common stock, and is nontransferable prior to the holder’s death. A holder of stock units has no voting rights or other privileges as a stockholder but may be entitled to receive dividend equivalents equal to the amount of dividends paid on the same number of shares of common stock as represented by the holder’s stock units. Dividend equivalents may be converted into additional stock units or settled in the form of cash, common stock or a combination of both. Stock units, when vested, may be settled by distributing shares of common stock or by a cash payment corresponding to the fair market value of an equivalent number of shares of common stock, or a combination of both. Vested stock units will be settled at the time determined by the Compensation Committee. If the time of settlement is deferred, interest or additional dividend equivalents may be credited on the deferred payment.

The recipient of restricted shares or stock units may pay all projected withholding taxes relating to the award with common stock rather than cash.

Options

Options may be granted under the 1996 Plan pursuant to stock option agreements. Options may include ISOs as well as nonstatutory stock options (“NSOs”), which are stock options not intended to qualify for special tax treatment. The term of an ISO cannot exceed 10 years (five years for 10% stockholders), and the exercise price of an ISO must be equal to or greater than the fair market value of the common stock on the date of grant (or 110% of fair market value at the date of grant for 10% stockholders). The exercise price of an NSO must be equal to or greater than the par value of the common stock on the date of grant.

The exercise price of an option may be paid in any lawful form permitted by the Compensation Committee, including (without limitation) the surrender of shares of common stock or restricted shares already owned by the optionee. The

Compensation Committee may likewise permit optionees to satisfy their withholding tax obligation upon exercise of an NSO by surrendering a portion of their option shares to the Company. The 1996 Plan also allows the optionee to pay the exercise price of an option by giving “exercise/sale” or “exercise/pledge” directions. If exercise/sale directions are given, a number of option shares sufficient to pay the exercise price and any withholding taxes are issued directly to a securities broker selected by the Company who, in turn, sells these shares in the open market. The broker remits to the Company the proceeds from the sale of these shares, and the optionee receives the remaining option shares. If exercise/pledge directions are given, the option shares are issued directly to a securities broker or other lender selected by the Company. The broker or other lender will hold the shares as security and will extend credit for up to 50% of their market value. The loan proceeds will be paid to the Company to the extent necessary to pay the exercise price and any withholding taxes. Any excess loan proceeds may be paid to the optionee. If the loan proceeds are insufficient to cover the exercise price and withholding taxes, the optionee will be required to pay the deficiency to the Company at the time of exercise.

Stock Appreciation Rights

SARs may be granted under the 1996 Plan pursuant to stock appreciation rights agreements. SARs permit the participant to elect to receive any appreciation in the value of the underlying stock from the Company, either in shares of common stock or in cash or a combination of the two, with the Compensation Committee having the discretion to determine the form in which such payment will be made. The amount payable on exercise of a SAR is measured by the excess of the market value of the underlying stock at exercise over the exercise price. SARs may, but need not, be granted in conjunction with options. SARS may be awarded in combination with SARs, and such award may provide that the options will not be exercisable unless the related SARs are forfeited. All options and SARs are nontransferable prior to the optionee’s death.

Vesting

The Compensation Committee determines the number of restricted shares, stock units, options or SARs to be included in the award as well as the vesting and other conditions of the award. The vesting conditions are specified in the participant’s award agreement and may be based on the participant’s service, his or her individual performance, the Company’s performance or other appropriate criteria. Vesting may be accelerated in the event of the participant’s death, disability or retirement or in the event of a change in control with respect to the Company.

Other Provisions

For purposes of the 1996 Plan, the term “change in control” is defined as any one of the following:  (i) any person is or becomes the beneficial owner, directly or indirectly, of at least 50% of the combined voting power of the Company’s outstanding securities ordinarily having the right to vote at elections of directors; (ii) the consummation of a merger or consolidation of the Company with or into another corporation or entity or any other corporate reorganization in which over 50% of the combined voting power of the continuing or surviving entity immediately after the merger, consolidation or reorganization is owned by persons who were not stockholders of the Company immediately prior to the merger, consolidation or reorganization; or (iii) a change in the composition of the Board of Directors in which fewer than half of the incumbent directors had been directors 24 months prior to the change or were elected or nominated with the affirmative votes of at least a majority of the directors who had been directors of the Company 24 months prior to the change. The Compensation Committee has the discretion to determine, at the time of grant of an award or thereafter, that the award shall become fully vested and/or exercisable in the event of a change in control.

Awards under the 1996 Plan may provide that if any payment (or transfer) by the Company to a recipient would be nondeductible by the Company for federal income tax purposes, then the aggregate present value of all such payments (or transfers) will be reduced to an amount which maximizes such value without causing any such payment (or transfer) to be nondeductible.

U.S. Federal Income Tax Consequences

The following discussion of the U.S. federal income tax consequences of the 1996 Plan as it relates to restricted shares, stock units, options and stock appreciation rights is intended to be a summary of applicable U.S. federal law. State and local tax consequences may differ. In addition, the tax treatment may be different for grants made to employees outside the United States.

Restricted Shares

If a participant is awarded or purchases fully-vested shares, the amount by which the fair market value of the shares on the date of award or purchase exceeds the amount (if any) paid for the shares will be taxed to the participant as ordinary income. The Company will be entitled to a deduction in the same amount provided it includes the compensation element of the sale or award in income on the Form W-2 or Form 1099 issued to the participant. The participant’s tax basis in the shares acquired is equal to the share’s fair market value on the date of acquisition. Upon a subsequent sale of any shares, the participant will realize capital gain or loss (long-term or short-term, depending on whether the shares were held for more than one year before the sale) in an amount equal to the difference between his or her basis in the shares and the sale price.

If a participant is awarded or purchases shares that are subject to a vesting schedule, the participant is deemed to receive an amount of ordinary income equal to the excess of the fair market value of the shares at the time they vest over the amount (if any) paid for such shares by the participant. The Company is entitled to a deduction equal to the amount of the income recognized by the participant, subject to the tax reporting requirements.

Section 83(b) of the Internal Revenue Code (the “Code”) permits a participant to elect, within 30 days after the transfer of any shares subject to a vesting schedule to him or her, to be taxed at ordinary income rates on the excess of the fair market value of the shares at the time of the transfer over the amount (if any) paid by the participant for such shares. Withholding taxes apply at that time. If the participant makes a Section 83(b) election, any later appreciation in the value of the shares is not taxed as ordinary income, but instead is taxed as capital gain when the shares are sold or transferred.

Stock Units

No taxable income is recognized upon receipt of a stock unit award. The participant will recognize ordinary income in the year in which the shares subject to that unit (or cash in lieu of shares) are actually issued to the participant in an amount equal to the fair market value of the shares on the date of issuance. The participant and the Company will be required to satisfy certain tax withholding requirements applicable to such income. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant at the time the shares are issued. In general, the deduction will be allowed for the taxable year in which such ordinary income is recognized by the participant.

Options

ISOs and NSOs are treated differently for federal income tax purposes. ISOs are intended to comply with the requirements of Section 422 of the Code. NSOs need not comply with such requirements.

An optionee is generally not taxed on the grant or exercise of an ISO. The excess of the fair market value of the shares on the exercise date over the exercise price will, however, be an item of adjustment for purposes of the alternative minimum tax. If an optionee holds the shares acquired upon exercise of an ISO for at least two years following grant and at least one year following exercise, the optionee’s gain, if any, upon a subsequent disposition of such shares is a capital gain (or loss). The measure of the gain is the difference between the proceeds received on disposition and the optionee’s basis in the shares (which generally equals the exercise price). If an optionee disposes of stock acquired pursuant to exercise of an ISO before satisfying the one and two-year holding periods described above, the optionee will recognize both ordinary income and capital gain (or loss) in the year of disposition. The amount of the ordinary income will be the lesser of (i) the amount realized on disposition less the optionee’s adjusted basis in the stock (usually the option price) or (ii) the difference between the fair market value of the stock on the exercise date over the option price. The balance of the consideration received on such a disposition will be capital gain if the stock had been held for at least one year following exercise of the ISO. The Company is not entitled to an income tax deduction on the grant or exercise of an ISO or on the optionee’s disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Company will be entitled to a deduction in the year the optionee disposes of the shares, in an amount equal to the ordinary income recognized by the optionee.

An optionee is not taxed on the grant of an NSO. On exercise, however, the optionee recognizes ordinary income equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. The Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income. Any gain on subsequent disposition of the shares is a capital gain if the shares are held for at least one year following exercise. The Company does not receive a deduction for this gain.

Stock Appreciation Rights

No taxable income is recognized upon the receipt of a stock appreciation right. Upon exercise of the stock appreciation right, the fair market value of the shares (or cash in lieu of shares) received is recognized as ordinary income to the participant in the year of such exercise. Generally, with respect to employees, we are required to withhold from the payment made on exercise of the stock appreciation right or from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a reporting obligation, we will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant.

Description of the Proposed Modifications to the 1996 Plan

The following is a summary of the proposed modifications to the 1996 Plan. This summary is subject to, and qualified in its entirety by, the full text of the 1996 Plan, a marked copy of which, showing all proposed modifications to the 1996 Plan pursuant to this Proposal 2 and Proposal 3, is attached as Exhibit B.

Potential Limitation on Company Deductions

Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year. The proposed modifications to the 1996 Plan allow the Compensation Committee to issue awards of restricted shares or stock units that qualify as performance-based compensation that is not subject to the income tax deductibility limitations imposed by Section 162(m) of the Code, if the issuance of such stock or cash is approved by the Compensation Committee and the grant or vesting of one or more stock awards and the delivery of such cash is tied solely to the attainment of certain performance goals during a designed performance period.

In accordance with Treasury Regulations issued under Section 162(m) of the Code, compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if such awards are approved by a Compensation Committee comprised solely of “outside directors” and the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise or strike price of the award is no less than the fair market value of the stock on the date of grant.

To assure that the compensation attributable to one or more restricted stock awards or restricted stock unit awards will qualify as “performance-based compensation” that will not be subject to the $1,000,000 limitation on the income tax deductibility of the compensation paid per covered executive officer imposed under Section 162(m) of the Code, under the amended and restated 1996 plan, the Compensation Committee has the authority to structure one or more such awards so that stock or cash will be issued or paid pursuant to the award only upon the achievement of certain pre-established performance goals. Compensation attributable to restricted stock awards and performance-based awards will qualify as performance-based compensation, provided that: (i) the award is approved by a Compensation Committee comprised solely of “outside directors,” (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the Compensation Committee while the outcome is substantially uncertain, (iii) the Compensation Committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied, and (iv) prior to the granting (or exercisability) of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount, or formula used to calculate the amount, payable upon attainment of the performance goal).

Performance Awards

Under the amended and restated 1996 Plan, an award of restricted shares or stock units may be granted, vest or be exercised based upon the attainment during a specified period of time of certain performance goals. All employees, directors and consultants of the Company will be eligible to receive performance-based awards under the amended and restated 1996 Plan. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by the Compensation Committee in its sole discretion.

In granting a performance award, the Compensation Committee will set a period of time (a “performance period”) over which the attainment of one or more goals (“performance goals”) will be measured for the purpose of determining whether the award recipient has a vested right in or to such performance award. The Compensation Committee will establish the performance goals, based upon one or more pre-established criteria (“performance criteria”) enumerated in the amended and restated 1996 Plan and as described below.

Performance goals will be established by the Compensation Committee, and may be based on any one of, or combination of, the following performance criteria: (a) earnings per share; (b) earnings before interest, taxes and depreciation; (c) earnings before interest, taxes, depreciation and amortization; (d) total stockholder return; (e) return on equity; (f) return on assets, investment, or capital employed; (g) operating margin; (h) gross margin; (i) operating income; (j) net income (before or after taxes); (k) net operating income; (l) net operating income after tax; (m) pre-tax profit; (n) operating cash flow; (o) sales or revenue targets; (p) increases in revenue or product revenue; (q) expenses and cost reduction goals; (r) improvement in or attainment of working capital levels; (s) economic value added (or an equivalent metric); (t) market shares; (u) cash flow; (v) cash flow per share; (w) share price performance; (x) debt reduction; (y) implementation or completion of projects or processes; (z) customer satisfaction; (aa) stockholders’ equity; (bb) achievements of product development milestones; (cc) regulatory achievements and/or approval of one or more products; (dd) progress of internal research, clinical, educational or commercial programs;  (ee) progress of partnered programs; and (ff) to the extent that an award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Compensation Committee.

The Compensation Committee will, in its sole discretion, define the manner of calculating the performance criteria it selects to use for a performance period; for example, to the extent that the performance criteria are determinable under generally accepted accounting principles, the Compensation Committee may exclude items that would otherwise be included (or include items that would otherwise be excluded) under generally accepted accounting principles, provided that such exclusion (or inclusion) is provided in writing at the time the Compensation Committee establishes the performance goals for a performance period.

The Compensation Committee is authorized to determine whether, when calculating the attainment of performance goals for a performance period: (a) to exclude restructuring and/or other nonrecurring charges; (b) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (c) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (d) to exclude the effects of any statutory adjustments to corporate tax rates; (e) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles; and (f) to the extent that an award is not intended to comply with Section 162(m) of the Code, to exclude other items as determined by the Compensation Committee. In addition, the Compensation Committee may retain the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of performance goals.

Cancellation and Re-Grant of Awards

Pursuant to the amended and restated 1996 Plan, Biosite will be prohibited from repricing any outstanding awards under the amended and restated 1996 Plan, canceling and re-granting any outstanding awards under the amended and restated 1996 Plan, or effecting any other action that is treated as a repricing under generally accepted accounting principles unless, in each case, the stockholders of the Company approve such an action within twelve months prior to such event.

The amended and restated 1996 Plan permits the Compensation Committee to accept, if in connection with a merger or similar corporate reorganization, the cancellation of outstanding options or SARs in return for the grant of new options or SARs; provided, however, that with respect to the shares subject to the new options or SARs, there shall be no decrease in the aggregate exercise price of such shares, determined on an adjusted basis.

Termination for Cause

Except as explicitly provided in a participant’s stock option agreement or SAR agreement, in the event that a participant’s service with the Company is terminated for Cause (as defined below), any stock option or SAR held by such participant shall terminate concurrently with such participant’s service, and the participant shall be prohibited from exercising his or her stock option or SAR from and after such time.

 “Cause” means, with respect to a participant, the occurrence of any of the following events:

(a)  Such participant’s conviction of, or plea of guilty or no contest with respect to,

(i) any crime involving fraud, dishonesty or moral turpitude,

(ii) any felony under the laws of the United States or any state thereof, or

(iii) any criminal law of a foreign jurisdiction which could result in imprisonment for more than one year;

(b) such participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company that results in (or might reasonably result in) material harm to the Company;

(c) such participant’s intentional and material violation of any statutory duty owed to the Company;

(d) such participant’s unauthorized use or disclosure of the Company’s material confidential information, material trade secrets or material proprietary information; or

(e) such participant’s gross misconduct, gross negligence, intentional violation of a written policy of the Company or intentional violation of a fiduciary duty to the Company.

Term of ISOs

Under the amended and restated 1996 Plan, the date after which ISOs may no longer be granted under the plan will be extended from November 30, 2006 to March 15, 2016.

Assignment or Transfer of Awards

An award granted under the amended and restated 1996 Plan shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by options of law, except as approved by the Company. Notwithstanding the foregoing, a participant may transfer or assign restricted shares to (i) the trustee of a trust that is revocable by such participant alone, both at the time of the transfer or assignment and at all times thereafter prior to the participant’s death, or (ii) the trustee of any other trust to the extent approved in advance by the Company in writing.

New Plan Benefits

The following table presents certain information with respect to restricted stock, stock units and/or options granted under the 1996 Plan during the fiscal year ended December 31, 2005, to certain individuals and groups of individuals. The benefits to be received by these individuals and groups of individuals under the 1996 Plan during the fiscal year ending December 31, 2006 will depend on a number of factors, including the fair market value of our common stock, our performance and the performance of those individuals. Consequently, the benefits to be issued to those participants under the 1996 Plan in 2006 is not currently determinable.

NEW PLAN BENEFITS
1996 Plan

Name and Position(s)	Dollar Value (1)	Number of Shares Underlying Options and Stock Units Granted
Kim D. Blickenstaff Chief Executive Officer and Chairman of the Board	$3,469,700	65,000

Kenneth F. Buechler, Ph.D. President and Chief Scientific Officer	$2,935,900	55,000

Thomas M. Watlington (2) Executive Vice President and Chief Operating Officer	$2,669,000	50,000

Christopher J. Twomey Senior Vice President, Finance, Chief Financial Officer and Secretary	$1,868,300	35,000

Christopher R. Hibberd Senior Vice President, Corporate Development	$1,868,300	35,000

All current executive officers as a group (2)	$15,907,240	298,000

All current directors who are not current executive officers as a group	$1,110,100	20,631.29	(3)

All employees as a group (excluding executive officers)	$16,110,177	296,505

(1)          Determined by multiplying the applicable numbers of shares of underlying options and stock units granted by the exercise price of each award on the date of grant, which was equal to the fair market value of our common stock on the date of grant.

(2)          Mr. Watlington resigned from his position as an officer of the company effective March 31, 2006.

(3)          Includes 631.29 stock units issued to Mr. Greene under the 1996 Plan in lieu of annual retainers and meeting fees.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

PROPOSAL 3
APPROVAL OF AN INCREASE TO THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE BIOSITE INCORPORATED 1996 STOCK INCENTIVE PLAN

On April 6, 2006, the Board of Directors approved a 300,000 share increase in the number of shares reserved for issuance under the 1996 Plan, subject to approval by the Company’s stockholders at the Annual Meeting.

If the proposed share increase set forth in this Proposal 3 is approved by the stockholders, and the amendment and restatement of the 1996 Plan set forth in Proposal 2 is also approved by the stockholders, then the share increase will apply to the amended and restated 1996 Plan. If the proposed share increase set forth in this Proposal 3 is approved by the stockholders, and the amendment and restatement of the 1996 Plan set forth in Proposal 2 is not approved by the stockholders, then the share increase will apply to the existing 1996 Plan.

Since its inception, the Company has utilized stock options as an important long-term incentive and as a component of total employee compensation. Biosite grants stock options across the entire base of full-time employees, and because as of March 31, 2006 only 453,934 shares remained available for future grant under the 1996 Plan, this Proposal 3 is important to the Company’s ability to continue to offer stock options to Biosite employees, officers and outside directors – particularly existing employees who have contributed to the Company’s growth and strong financial performance over the past several years.

Biosite believes that stock options serve as a very effective means of aligning the interests of employees and stockholders, because they provide employees an additional direct incentive to maximize stockholder value over the long-term. In addition, since all of our stock option awards to employees have been granted with a four-year vesting period and a ten year expiration date, provided that the employee provides continuous service to the Company, stock options are also a valuable employee retention tool that helps us maintain a qualified, trained and motivated workforce. Because of the Company’s success in the industry over the last several years, our management and employee ranks are frequently targeted by other young venture capital-backed and other early stage biotechnology and medical device companies that do offer stock options as an employment inducement incentive, making stock options an increasingly important retention tool for the Company.

As the Company has said in the past, its success depends on the continued service of the Company’s key scientific, technical, sales, marketing and executive personnel, and its ability to identify, hire and retain qualified personnel.  This is of particular importance to the Company’s business today, as Biosite continues to work towards the launch of new products and the growth of existing markets. Competition for such personnel is intense and involves factors such as compensation, equity incentives, work culture, organization and direction.

Because of the importance of stock options to Biosite, the Company’s management and Board of Directors strongly support this Proposal 3. If this Proposal 3 is not approved, the Company will likely need to reconsider the current mix of cash compensation and long-term incentives for our entire base of full-time employees, including appropriate substitutes for stock option based compensation and incentives, in order to continue to offer our workforce a competitive compensation package. This is particularly so in Southern California where a majority of our employees are located and where the use of stock option incentives as a part of total compensation is so prevalent in the health care, diagnostics, biotechnology and medical device industries. Therefore, if this Proposal 3 is not approved, and if the Company is not able to implement adequate alternative long-term retention and incentive programs, stockholders should understand that Biosite may be unable to retain existing personnel or identify or hire additional personnel, and the Company may not be able to research, develop, commercialize or market current and potential new products as it currently intends.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 3.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of December 31, 2005 with respect to compensation plans under which equity securities of the Company are authorized for issuance. The table does not include the 300,000 share increase that stockholders are being asked to approve under Proposal 3.

	Number of securities to be issued upon exercise of outstanding options, restricted stock units and performance units		Weighted-average exercise price of outstanding options, restricted stock units and performance units		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column A)
Plan Category (1)	A		B		C
Equity compensation plans approved by security holders (2)	3,867,449	(4)	$36.69	(5)	606,587	(6)

Equity compensation plans not approved by security holders (3)	938,372		$46.88		275,633
Total	4,805,821	(4)	$38.72	(5)	882,220	(6)

(1)          The table does not include information for employee benefit plans of the Company and its subsidiaries intended to meet the qualification requirements of Section 401(a) of the Code and foreign employee benefit plans which are similar to Section 401(a) plans.

(2)          Consists of three plans: the 1989 Stock Plan, the 1996 Plan and the Company’s Employee Stock Purchase Plan (the “ESPP”).

(3)          Consists of the 2002 Nonqualified Stock Incentive Plan (the “Nonqualified Plan”). The Nonqualified Plan provides for the grant of NSOs, restricted shares, stock units and stock appreciation rights to eligible employees and consultants. In October 2005, the Plan was amended to permit awards of inducement stock options for the recruitment of new officers. The Company currently intends to grant only NSOs under the Nonqualified Plan. An aggregate of 1,450,000 shares of common stock are reserved for issuance under the Nonqualified Plan, of which 900,000 shares are reserved for issuance as inducement awards only. The Nonqualified Plan is administered by the Compensation Committee, which has the power to interpret the plan and the discretion to determine the terms of the options granted under the plan, including the number of shares covered by such options.

 (4)       The number takes account of approximately 5,036 stock units issued as of December 31, 2005 under the 1996 Plan in lieu of annual retainers and meeting fees, as elected by director Howard E. Greene, Jr. The terms of such units, including the form and time of settlement of such stock units, are to be determined by the Board of Directors and the Compensation Committee, and may vary from the number of units included here based on the stock price. Does not include shares of common stock issued or to be issued under the ESPP.

(5)          The weighted average exercise price does not include approximately 5,036 outstanding stock units under the 1996 Plan or shares of common stock issued or to be issued under the ESPP.

(6)          Includes 274,090 shares available for issuance under the ESPP. The ESPP plan provides for an automatic share increase to be made on the first day of each calendar year of the Company beginning with the calendar year that began on January 1, 2005 and ending with the calendar year that begins on January 1, 2014. The number of shares added by such automatic share increase is equal to the lesser of (i) 1.5% of the shares of common stock outstanding at the end of the prior calendar year; or (ii) 1,500,000 shares of our common stock; provided that in no event will the annual increase cause the aggregate number of shares of common stock then available for purchase under the ESPP to exceed 5% of the number of outstanding shares of capital stock of the Company at the end of the prior calendar year. In December 2005, the Compensation Committee of our Board of Directors limited the automatic increase in the pool of shares of common stock available for issuance under the ESPP on January 1, 2006 to 200,000 shares.

PROPOSAL 4
RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has selected Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2006 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company’s financial statements since 1988. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent auditors. However, the Audit Committee of the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain Ernst & Young LLP. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

Principal Accountant Fees and Services

In connection with the audit of the 2005 financial statements, the Company entered into an engagement agreement with Ernst & Young LLP which set forth the terms by which Ernst & Young LLP has performed audit services for the Company. That agreement is subject to alternative dispute resolution procedures and an exclusion of punitive damages.

The following table represents aggregate fees billed to the Company for fiscal years ended December 31, 2005 and December 31, 2004.

	Fiscal Year (in thousands)
	2005	2004
Audit Fees (1)	$772	$728
Audit-related Fees	0	0
Tax Fees
Preparation and Compliance (2)	48	81
Other Tax Fees (3)	220	214
Tax Fees - Total	268	295

All Other Fees	0	0
Total Fees	$1,040	$1,023

(1)    Includes fees for the annual audit and reviews of the Company’s Quarterly Reports on Form 10-Q and Form S-8 Registration Statements. In 2004 and 2005, audit fees also include fees for professional services rendered for the audits of (i) management’s assessment of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting.

(2) Includes state, federal and international tax preparation and compliance services.

(3) Includes state, federal and international tax consulting advice and services.

All of the fees described above were approved by the Audit Committee.

Pre-Approval Policies and Procedures

The Audit Committee policy and procedures for the pre-approval of audit and non-audit services rendered by our independent auditors, Ernst & Young LLP, are reflected in the Audit Committee Charter. The Audit Committee Charter provides that the Audit Committee shall approve the terms and fees of all auditing and permissible non-audit services of the independent auditors in advance of the provision of those services. In connection with its pre-approval of any non-audit services, the Audit Committee shall also consider whether the performance by the independent auditors of such services is compatible with the auditors’ independence.

The Audit Committee of the Board of Directors has determined that the rendering of the services other than audit services by Ernst & Young LLP is compatible with maintaining Ernst & Young LLP’s independence.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 4.

EXECUTIVE OFFICERS

Our officers, their positions, and ages as of April 1, 2006 are as follows:

Name	Age	Position
Kim D. Blickenstaff *	53	Chief Executive Officer and Chairman of the Board
Kenneth F. Buechler, Ph.D. *	52	President and Chief Scientific Officer
Robert B. Anacone*	55	Senior Vice President, Worldwide Marketing and Sales
Winton G. Gibbons	43	Senior Vice President, Strategic and Global Product Marketing
Christopher R. Hibberd *	40	Senior Vice President, Corporate Development
Christopher J. Twomey *	46	Senior Vice President, Finance, Chief Financial Officer and Secretary
Gunars E. Valkirs, Ph.D. *	54	Senior Vice President, Biosite Discovery
John Cajigas	40	Vice President, Finance
Sarah J. Gunhouse	46	Vice President, U.S. Sales
Gary A. King	50	Vice President, International Operations
Stephen M. Lesefko	53	Vice President, Engineering
Paul H. McPherson, Ph. D.	47	Vice President, Research and Development
Nadine E. Padilla *	45	Vice President, Corporate and Investor Relations
Norman A. Paradis, M.D.	50	Vice President, Medical Affairs
S. Elaine Walton	52	Vice President, Quality Assurance & Program Management
Robin G. Weiner	50	Vice President, Regulatory and Government Affairs

* Denotes Executive Officer

Biographical information regarding each of our officers who are not also directors of the Company is as follows:

Robert B. Anacone joined us in October 2005 as the Senior Vice President of Worldwide Marketing and Sales. From 1998 to 2005, Mr. Anacone was the Chairman and CEO of MediSpectra, Inc., a medical device company. From 1992 to 1997, Mr. Anacone was the Executive Vice President of Worldwide Marketing and Sales for Perseptive Biosystems, Inc.  In his career, Mr. Anacone has also held similar positions at Serno Diagnostics and at Gene-Track Systems, Inc.  Mr. Anacone began his career in marketing and sales management at Hybritech Incorporated where he launched the first PSA product.  Mr. Anacone is the Chairman of the Board of Directors of a privately held medical product company.  Mr. Anacone holds a B.S. in Economics from the University of Hartford, Connecticut.

Winton G. Gibbons joined us in November 2005 as Senior Vice President, Strategic and Global Product Marketing.  From 1997 through 2005, he was a Principal for the investment firm of William Blair & Company, L.L.C. where he followed Biosite as a sell-side analyst and tracked a number of other diagnostic, biotech, pharmaceutical and life science companies. Prior to that position, from 1994 to 1997, Mr. Gibbons was Vice President of Strategy and Business Development for the Patient Care Division (POC and Diabetes) of Boehringer Mannheim Diagnostics (now Roche Diagnostics).  Mr. Gibbons has also held various other sales and marketing positions with other companies such as, Merck & Co., McKinsey & Company and Conoco Chemicals, where he began his career.  Mr. Gibbons holds a B.S. in Chemistry from Duke University and an M.B.A. in Finance and Business Policy from the University of Chicago Graduate School of Business.

Christopher R. Hibberd joined us in June 1997 as Vice President, Corporate Development and was promoted in October 2004 to Senior Vice President, Corporate Development. Prior to June 1997, he held consulting positions at various companies, including the Boston Consulting Group (BCG), and also was a Development Engineer for Albright & Wilson Americas from 1987 to 1990. Mr. Hibberd holds a B.S. in Engineering from the University of Toronto, Canada and an M.B.A. from the University of Western Ontario, Canada.

Christopher J. Twomey joined us as Director of Finance in March 1990 and was promoted to Senior Vice President of Finance in October 2004. Mr. Twomey has also served as Chief Financial Officer since 1993 and as Secretary since June 2002. From 1993 to October 2004, he was our Vice President of Finance and Chief Financial Officer. From 1981 to March 1990, Mr. Twomey was employed at Ernst & Young LLP, where from October 1985 to March 1990, he served as an Audit Manager. Mr. Twomey is also on the Board of Directors of Senomyx, Inc., a biotechnology company. Mr. Twomey holds a B.A. in Business Economics from the University of California at Santa Barbara.

Gunars E. Valkirs, Ph.D., a founder of Biosite and a co-inventor of certain of our proprietary technology, has been a Vice President since 1988. Dr. Valkirs was promoted in October 2004 to Senior Vice President, Biosite Discovery. From April 2001 to October 2004, Dr. Valkirs was our Vice President, Biosite Discovery. Prior to April 2001, he was our Vice President, Research and Development. Dr. Valkirs also served as a director of the Company from 1998 to April 2003. Before forming Biosite, he was a Scientific Investigator with the Diagnostics Research & Development Group at Hybritech Incorporated, where he was the primary inventor of Hybritech’s patented ICON technology. Dr. Valkirs is also a director of Nautilus Biotech, a privately held company. Dr. Valkirs holds a Ph.D. in Physics from the University of California at San Diego.

John Cajigas joined us in August 1995 as Manager of Planning and Financial Analysis and was promoted to Director of Finance in November 1997. He was promoted to Vice President, Finance in October 2004. From 1989 to 1995, Mr. Cajigas was employed at Ernst & Young LLP, where from 1994 to August 1995, he served as an Audit Manager. Mr. Cajigas is a Certified Public Accountant and holds a B.S. in Business Administration, Accounting from San Diego State University.

Sarah J. Gunhouse joined us in May 1992 as the Midwest Regional Sales Manager. She was promoted to Regional Sales Director for the newly formed Southeast Region in 1998. In 2001, Ms. Gunhouse was promoted again to Director of Sales for the United States and most recently was promoted to Vice President, U.S. Sales in July 2004. Prior to joining Biosite, Ms. Gunhouse held sales positions at Abbott Diagnostics and Baxter Healthcare. Ms. Gunhouse holds a B.S. in Retail Merchandising from the University of Minnesota.

Gary A. King joined us in July 2002 as Vice President, Worldwide Marketing and was promoted in November 2002 to Vice President, Worldwide Sales and Marketing. In November 2003, Mr. King assumed the position of Vice President, International Operations. He was formerly National Director of Sales for Advanced Respiratory Incorporated. From 1987 to 2001, he held various positions in operations, sales, marketing, business development and general management for Hybritech Incorporated, Eli Lilly and Guidant Corporation. Mr. King holds a B.S. in Zoology from Pomona College and an M.B.A. from the Stanford Graduate School of Business.

Stephen M. Lesefko joined us in March 1995 as Director, Engineering and was promoted to Vice President, Engineering in October 2004. Prior to joining Biosite, Mr. Lesefko held engineering management positions at Dogloo, Inc., Baxter International, Inc. and Gould Cardiovascular. Mr. Lesefko holds a B.A. in Mechanical Engineering from General Motors Institute and an M.B.A. from the University of LaVerne.

Paul H. McPherson, Ph.D. joined us in September 1993 as a Research Scientist and was promoted in June 1999 to Director, Research and Development. In October 2004, Dr. McPherson was promoted to Vice President, Research and Development. Prior to joining Biosite, Dr. McPherson was a post-graduate research physicist at the University of California, San Diego. Dr. McPherson holds a Ph.D. in Physics (Biophysics) and a Masters in Physics from the University of California, San Diego.

Nadine E. Padilla joined us as Director, Investor Relations and Corporate Communications in January 1997 and was promoted to Vice President, Corporate and Investor Relations in October 2000. Prior to joining Biosite, Ms. Padilla was the Investor Relations Manager at Pyxis Corporation from its initial public offering in 1992 until its acquisition by Cardinal Health, Inc. in 1995. From 1995 to 1997, she was the Product Director for Pyxis’ Access Medical Systems product line. Ms. Padilla also held various investor relations and financial reporting positions at

HomeFed Bank and Great American Bank between 1985 and 1992. Ms. Padilla holds a B.A. in Political Science from the University of California, San Diego and an M.B.A. from the University of California, Los Angeles.

Norman A. Paradis, M.D. joined us in June 2005 as Vice President, Medical Affairs. Prior to joining Biosite, Dr. Paradis was a Professor of Surgery and Medicine at the University of Colorado, and a Senior Medical Director at the University of Colorado Hospital from 1999 to 2005. Dr. Paradis has also held clinical, academic and administrative positions at Columbia University, New York University and Medical College of Virginia. Dr. Paradis holds a B.S in Molecular Biology from Marlboro College and an M.D. from Northwestern University.

S. Elaine Walton joined us in December 1997 as Director of Project Management. In 2005, Elaine was promoted to Vice President, Quality Assurance and Program Management. Prior to joining Biosite, Ms. Walton held the positions of Vice President of Quality Assurance/Compliance/Project Management and Vice President of Operations for Nichols Institute Diagnostics (a division of Corning Nichols & Quest Diagnostics), a biotechnology company that develops, manufactures and markets medical diagnostic tests and instrumentation. Ms. Walton obtained her clinical and medical technology experience at SmithKline Clinical Laboratory and has more than 20 years of healthcare industry experience. Ms Walton is a Regulatory Affairs Certified Professional, a Certified Quality Manager and a Certified Project Management Professional. Ms. Walton holds a B.S. in Biology with an emphasis on medical technology from California State University of Hayward.

Robin G. Weiner joined us in August 2004 as Vice President, Regulatory and Government Affairs. From 1982 until joining Biosite, Ms. Weiner held several management positions at Quidel Corporation, in areas such as research and development, quality, manufacturing, clinical and regulatory affairs, and most recently served as Quidel’s Vice President of Clinical and Regulatory Affairs. Previously, she held various positions at Scripps Clinic and Research Foundation and the University of California, San Diego. Ms. Weiner holds a B.A. in Biology from the University of California, San Diego and an M.B.A. from National University.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information regarding the ownership of our common stock as of January 31, 2006 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock.

	Beneficial Ownership (1)
Beneficial Owner	Shares Beneficially Owned	Percent Beneficially Owned
Neuberger Berman Inc. and its affiliates (2)	2,524,876	14.3%
605 Third Avenue
New York, NY 10158
OppenheimerFunds, Inc. and its affiliate (3).	2,508,048	14.3%
Two World Financial Center
225 Liberty Street, 11th Floor
New York, NY 10281
Bluewater Investment Management Inc. (4)	1,447,165	8.2%
Suite 1502, Box 63
150 King Street West
Toronto, Ontario, Canada M5H 1J9
Mackenzie Financial Corporation (5)	1,391,015	7.9%
150 Bloor Street West, Suite M111
Toronto, Ontario, Canada M5S 3B5
CAM North America, LLC and its affiliates (6)	1,115,517	6.3%
399 Park Avenue
New York, NY 10022
Barclays Global Investors, NA and its affiliates (7).	941,177	5.3%
45 Fremont Street
San Francisco, CA 94105

Kim D. Blickenstaff (8)
Dr. Kenneth F. Buechler (8)(9)	563,554	3.2%
Howard E. Greene, Jr. (8)(10).	538,158	3.1%
Thomas M. Watlington (8)(11)	283,468	1.6%
Christopher J. Twomey (8)(12)	249,795	1.4%
Christopher R. Hibberd (8)(13)	250,440	1.4%
Lonnie M. Smith (8)	121,027	*
Dr. Anthony DeMaria (8).	35,468	*
Timothy J. Wollaeger (8)(14)	11,399	*
All directors and executive officers as a group	9,784	*
(13 persons) (15)	2,172,470	12.3%

* Denotes less than 1%

(1)                This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the “SEC”). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 17,598,398 shares outstanding on January 31, 2006, adjusted as required by rules promulgated by the SEC.

(2)                Pursuant to a Schedule 13G dated February 15, 2006 that reported their holdings as of December 31, 2005, filed by Neuberger Berman, Inc. According to this Schedule 13G, Neuberger Berman, Inc. reported beneficial ownership of 2,524,876 shares, sole voting power as to 36,409 shares, shared voting power as to 2,138,046 shares and shared dispositive power as to 2,524,876 shares. Neuberger Berman Inc. owns 100% of both Neuberger Berman, LLC and Neuberger Berman Management Inc., which serve as a sub-adviser and investment manager, respectively, of Neuberger Berman’s various mutual funds. As more fully set forth in this Schedule 13G, Neuberger Berman, LLC and Neuberger Berman Management Inc. are also deemed to be beneficial owners of certain of the shares covered by this Schedule 13G.

(3)                Pursuant to a Schedule 13G dated February 6, 2006 that reported their holdings as of December 30, 2005, filed jointly by OppenheimerFunds, Inc. and Oppenheimer Global Opportunities Fund. According to this Schedule 13G, OppenheimerFunds, Inc. reported beneficial ownership of 2,508,048 shares, shared voting power as to 2,508,048 shares and shared dispositive power as to 2,508,048 shares; and Oppenheimer Global Opportunities Fund reported beneficial ownership of 2,500,048 shares, shared voting power as to 2,500,048 shares and shared dispositive power as to 2,500,048 shares.

 (4)             Pursuant to a Schedule 13G dated February 10, 2006 that reported its holdings as of December 31, 2005. According to this Schedule 13G, Bluewater Investment Management Inc. reported beneficial ownership of 1,447,165 shares, sole voting power as to 1,447,165 shares and sole dispositive power as to 1,447,165 shares.

(5)                Pursuant to a Schedule 13G dated February 14, 2006 that reported its holdings as of December 31, 2005. According to this Schedule 13G, Mackenzie Financial Corporation reported beneficial ownership of 1,391,015 shares, sole voting power as to 1,391,015 shares and sole dispositive power as to 1,391,015 shares.

(6)                Pursuant to a Schedule 13G dated February 14, 2006 that reported their holdings as of December 31, 2005, filed jointly by CAM North America, LLC, Salomon Brothers Asset Management Inc, Smith Barney Fund Management LLC and TIMCO Asset Management Inc. According to this Schedule 13G, CAM North America, LLC reported beneficial ownership of 104,850 shares, shared voting power as to 25,000 shares and shared dispositive power as to 104,850 shares; Salomon Brothers Asset Management Inc reported beneficial ownership of 3,400 shares, shared voting power as to 3,400 shares and shared dispositive power as to 3,400 shares; Smith Barney Fund Management LLC reported beneficial ownership of 981,500 shares, shared voting power as to 981,500 shares and shared dispositive power as to 981,500 shares; and TIMCO Asset Management Inc. reported beneficial ownership of 25,767 shares, shared voting power as to 25,767 shares and shared dispositive power as to 25,767 shares.

(7)                Pursuant to a Schedule 13G dated January 26, 2006 that reported their holdings as of December 31, 2005, filed jointly by Barclays Global Investors, NA, Barclays Global Fund Advisors, Barclays Global Investors, Ltd and Barclays Global Investors Japan Trust and Banking Company Limited. According to this Schedule 13G, Barclays Global Investors, NA reported beneficial ownership of 347,335 shares, sole voting power as to 286,878 shares and sole dispositive power as to 347,335 shares; and Barclays Global Fund Advisors reported beneficial ownership of 593,842 shares, sole voting power as to 593,842 shares and sole dispositive power as to 593,842 shares.

(8)                The amounts shown include shares which may be acquired currently or within 60 days after January 31, 2006, through the exercise of stock options as follows: Mr. Blickenstaff, 321,755 shares; Dr. Buechler, 275,142 shares; Mr. Greene, 26,399 shares; Mr. Watlington, 248,845 shares; Mr. Twomey, 193,223 shares; Mr. Hibberd 110,087, Mr. Smith, 33,899 shares; Dr. DeMaria, 11,399 shares; Mr. Wollaeger, 2,284 shares. Mr. Watlington resigned as an officer of the Company effective March 31, 2006.

(9)                Includes 260,977 shares held in a trust for the benefit of Dr. Buechler’s family as to which Dr. Buechler has shared voting and investment power.

(10)          Includes 2,200 shares held in a trust for the benefit of Mr. Greene’s children as to which Mr. Greene has shared voting and investment power.

(11)          Includes 300 shares held in trust for the benefit of Mr. Watlington’s niece over which Mr. Watlington has voting and investment power.

(12)          Includes 56,655 shares held in trust for the benefit of Mr. Twomey’s family as to which Mr. Twomey has shared voting and investment power.

(13)          Includes 9,075 shares held in trust for the benefit of Mr. Hibberd’s family as to which Mr. Hibberd has shared voting and investment power.

(14)          Includes 7,500 shares held in trust for the benefit of Mr. Wollaeger’s family as to which Mr. Wollaeger has shared voting and investment power.

(15)          Includes as outstanding an aggregate of 1,280,890 shares which may be acquired currently or within 60 days after January 31, 2006 pursuant to the exercise of options. Also includes 595,932 shares held by family trusts for the benefit of family members of directors and executive officers as to which such directors and executive officers have shared voting and investment power.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the “1934 Act”) requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Non-Timely Filings

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2005, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

Compensation of Directors

On January 14, 2005, the Board approved a compensation program for non-employee directors of the Company. For the fiscal year ended December 31, 2005, each non-employee director received an annual retainer payment of $22,000, with $10,000 of the annual retainer paid upfront and the remaining $12,000 paid in four equal quarterly installments. Additionally, each non-employee director that is a member of a committee received an additional annual retainer paid in equal quarterly installments. Members of the Audit Committee received $11,000 annually, members of the Compensation Committee received $9,000 annually and members of the Nominating and Corporate Governance Committee received $3,000 annually. In the fiscal year ended December 31, 2005, the total compensation paid to non-employee directors was $145,000, of which $36,000 was deferred into 631.29 stock units under the 1996 Plan. The members of the Board of Directors are also eligible for reimbursement for their expenses incurred in attending Board meetings in accordance with Company policy.

On April 26, 2006, the Board approved certain increases to the compensation program for the Company’s non-employee directors. Effective April 1, 2006, the annual retainer payment for service as a director of the Company was increased from $22,000 per year to $32,000 per year. In addition, the annual retainer payment for service as a member of the Company’s Audit Committee was increased from $11,000 per year to $12,000 per year, also effective April 1, 2006. Fees payable to directors for service on other committees of the Board was not changed.

Each non-employee director of the Company also receives stock option grants under the 1996 Plan. Options granted to non-employee directors under the 1996 Plan are intended by the Company not to qualify as ISOs under the Internal Revenue Code. At each annual meeting of our stockholders following a non-employee director’s election to the Board of Directors, such non-employee director will be granted a non-statutory option to purchase 5,000 shares of our common stock. In addition, any non-employee director that is elected to the Board of Directors for the first time will be granted a non-statutory option to purchase 10,000 shares of our common stock upon such election. Each such option will be granted under the 1996 Plan and will have an exercise price equal to the fair market value of our common stock on the date of grant. In addition, each such option will vest in sixteen equal quarterly installments over four years (on each quarterly anniversary of the applicable vesting commencement date)

and the vested portion thereof will be exercisable until ten years following the date of grant or, if earlier, 90 days following the termination of the applicable non-employee director’s service. Such vesting is subject to acceleration, and such post-termination exercise period is subject to extension, in accordance with our Change in Control Severance Benefit Plan. During the last fiscal year, the Company granted options covering 5,000 shares to each non-employee director of the Company, at an exercise price per share of $53.38. The fair market value of the common stock underlying such options on the date of grant was $53.38 per share (based on the closing sales price reported on the Nasdaq National Market for the date of grant). These options vest in sixteen equal quarterly installments over four years (on each quarterly anniversary of the applicable vesting commencement date), but are not exercisable until six months from the date of the grant. As of December 31, 2005, 49,115 options had been exercised by non-employee directors under the 1996 Plan.

Under the 1996 Plan, directors may elect to defer their fees until they terminate service with the Board of Directors. The deferred fees shall be deemed invested in Biosite common stock and will be paid in cash in a lump sum or installments as determined by the Company. Under this arrangement, Howard E. Greene, Jr. has deferred fees equivalent to 5,036.56 stock units as of the end of fiscal year 2005. To date, no other directors have elected to defer their fees.

EXECUTIVE COMPENSATION

The following table shows, for the fiscal years ended 2003, 2004 and 2005, compensation awarded or paid to, or earned by, the Company’s Chief Executive Officer and its other four most highly compensated executive officers at December 31, 2005 (the “Named Executive Officers”):

Summary Compensation Table

					Long-Term Compensation
	Annual Compensation				Awards
Name and Principal Position	Year	Salary ($)(1(3)	Bonus ($)(3)	Other Annual Compensation ($)(2)	Securities Underlying Options (#)

Kim D. Blickenstaff	2005	553,500	264,424	2,917	65,000
Chief Executive Officer and Chairman of the Board	2004	389,058	280,734	1,922	65,000
	2003	340,650	415,910	1,725	70,000

Kenneth F. Buechler, Ph.D.	2005	430,961	203,944	2,241	55,000
President and Chief Scientific Officer	2004	306,500	219,568	1,581	50,000
	2003	263,860	325,495	1,318	80,000

Thomas M. Watlington (4)	2005	384,500	159,938	1,984	50,000
Executive Vice President and Chief Operating Officer (Former)	2004	296,115	219,568	951	50,000
	2003	267,240	325,495	872	50,000

Christopher J. Twomey	2005	288,461	133,619	948	35,000
Senior Vice President, Finance, Chief Financial Officer and Secretary	2004	222,538	166,637	697	35,000
	2003	203,670	247,135	429	35,000

Christopher R. Hibberd	2005	263,846	96,768	578	35,000
Senior Vice President, Corporate Development	2004	206,669	156,050	357	27,000
	2003	174,540	231,463	358	25,000

(1)          Includes pre-tax amounts deferred by each individual under the Company’s 401(k) Plan.

(2)          Amounts represent payments on behalf of each individual for group term life insurance and separate term life insurance.

(3)          Includes amounts deferred by each individual under the Company’s Non-Qualified Deferred Compensation Plan. Individuals may elect to defer salary and bonus amounts under the plan on a pre-tax basis.

(4)          Mr. Watlington resigned as an officer of the Company effective March 31, 2006.

Pension and Long-Term Incentive Plans

The Company has no pension or long-term incentive plans.

STOCK OPTION GRANTS AND EXERCISES

The following tables summarize option grants and exercises during fiscal 2005 to the Chief Executive Officer and the Named Executive Officers and the value of the options held by such persons at the end of fiscal 2005. The Company has not granted any SARs.

Option Grants In Last Fiscal Year

			% of Total			Potential Realizable Value at Assumed
	Number of		Options			Annual Rates of
	Securities		Granted to			Stock Price
	Underlying		Employees	Exercise or		Appreciation for
	Options		in Fiscal	Base Price	Expiration	Option Term (4)
Name	Granted (#)		Year (2)	($/Sh) (3)	Date	5% ($)	10% ($)
Kim D. Blickenstaff	65,000	(1)	6.53	53.38	06/17/15	2,182,076	5,529,808
Kenneth F. Buechler, Ph.D.	55,000	(1)	5.52	53.38	06/17/15	1,846,372	4,679,068
Thomas M. Watlington (5)	50,000	(1)	5.02	53.38	06/17/15	1,678,520	4,253,699
Christopher J. Twomey.	35,000	(1)	3.52	53.38	06/17/15	1,174,964	2,977,589
Christopher R. Hibberd	35,000	(1)	3.52	53.38	06/17/15	1,174,964	2,977,589

(1)          These options vest in sixteen equal quarterly installments over a four-year period (on each quarterly anniversary of the applicable vesting commencement date), except that no options are exercisable for the first six months after the date of grant.

(2)          The Company granted to employees options to acquire a total of 995,640 shares of the Company’s common stock in 2005.

(3)          The exercise price of each option was equal to 100% of the fair market value of the Company’s common stock on the date of grant, as determined using the Nasdaq closing price.

(4)          The potential realizable value of each grant of options has been calculated, pursuant to the regulations promulgated by the Securities and Exchange Commission, assuming that the market price of the common stock appreciates in value from the date of grant to the end of the option term at the annualized rates of 5% and 10%, respectively. These values do not represent the Company’s estimate or projection of future common stock value. There can be no assurance that any of the values reflected in the table will be achieved.

(5)          Mr. Watlington resigned as an officer of the Company effective March 31, 2006.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR, AND FISCAL YEAR-END OPTION VALUES

Name	Shares Acquired On Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at End of Fiscal 2005 (#(1) Exercisable/Unexercisable	Value of Unexercised In- the-Money Options at End of Fiscal 2005 ($(2) Exercisable/Unexercisable
Kim D. Blickenstaff	40,419	1,629,192	304,605/133,206	5,633,306/1,111,776
Kenneth F. Buechler, Ph.D	70,614	3,126,727	260,097/116,699	4,863,147/937,924
Thomas M. Watlington	64,486	3,316,158	235,982/101,356	5,576,162/830,539
Christopher J. Twomey	50,000	2,141,451	184,335/70,665	3,877,600/575,637
Christopher R. Hibberd	37,045	1,547,428	102,789/61,211	1,775,119/457,180

(1)          Includes all unexercised options, both in-the-money and out-of-the-money options, held by such individuals at December 31, 2005.

(2)          Calculated on the basis of the fair market value of the underlying securities at December 30, 2005 ($56.29) minus the exercise price, as determined using the Nasdaq closing price.

Employment, Severance and Change of Control Agreements

In October 2005, the Company entered into an Employment Agreement with Robert B. Anacone, pursuant to which Mr. Anacone would serve as Senior Vice President of Worldwide Marketing and Sales of the Company. The agreement provided that Mr. Anacone would receive a base salary at an annual rate of $325,000. The agreement also provided that Mr. Anacone would be eligible to participate in the Company’s Executive Bonus Plan. His bonus is targeted at 40% of his base salary. Mr. Anacone was granted options to purchase 50,000 shares of the Company’s common stock at an exercise price of $55.23. The options have a term of ten years and vest in sixteen equal quarterly installments over four years (on each quarterly anniversary of the applicable vesting commencement date). Mr. Anacone is eligible for the Company’s standard medical, dental and life insurance benefits, and 401K plan. The agreement also provided for the reimbursement of relocation and temporary living expenses, including a mortgage allowance not to exceed six thousand dollars per month for a period of up to five years.

Effective March 31, 2006, Mr. Watlington resigned as an officer of the Company. In March 2006, the Company entered into a Transition Agreement, effective January 25, 2006, with Mr. Watlington, pursuant to which the Company would pay Mr. Watlington his base salary in effect on the effective date of the agreement less applicable withholdings and deductions, and continue to provide him with medical benefits until March 31, 2006. The agreement further provided that Mr. Watlington would remain eligible for incentive compensation for the fourth quarter of 2005 under the terms and conditions previously approved by the Company’s Board of Directors under the Company’s Executive Bonus Plan. The agreement also provided that upon termination of employment with the Company, Mr. Watlington would continue to provide consulting services on behalf of the Company through December 31, 2006. During the consulting period, the Company will pay Mr. Watlington a monthly retainer of one-thousand five hundred dollars ($1,500) and his stock options that were vested as of January 25, 2006, which he received as a regular employee of the Company, will remain available for exercise through ninety days following the termination of his consulting agreement. Mr. Watlington also agreed that he would not be eligible for any benefits under the Company’s Change in Control Severance Benefit Plan.

The Company’s 1996 Plan and its Nonqualified Plan each provide that the Compensation Committee of the Board of Directors may determine that options, restricted shares, stock units and SARs granted under such plan (“Plan Grants”), at the time of granting such Plan Grant or thereafter, shall become fully vested and exercisable as to all shares of common stock subject to such Plan Grant in the event that a change in control occurs with respect to the Company.

On October 22, 2004, we adopted a Change in Control Severance Benefit Plan (the “Severance Plan”) to provide severance benefits to certain eligible employees and directors upon selected terminations of service in connection with a change in control, as defined in the Severance Plan. Generally, eligible employees under the

Severance Plan include our Chief Executive Officer, our President, our Vice Presidents and any other individuals designated by our Board of Directors or the Compensation Committee thereof.

The Severance Plan provides that if an eligible employee is terminated for any reason other than for cause or resigns for good reason, each as defined in the Severance Plan, within two months prior to or 13 months following a change in control, the employee would continue to receive his or her base salary and health insurance benefits for a specified period following the change in control. For our Chief Executive Officer and President, this period will be 24 months; for our Vice Presidents, this period will be 18 months; and for other eligible employees, this period will be as determined by the Compensation Committee of our Board of Directors, but will not exceed 24 months. In addition, such employee would receive immediate full vesting of all stock options and other equity awards and would be entitled to exercise all of his or her stock options for 24 months beyond the original post-termination exercise period set forth in such employee’s stock option agreement.

The Severance Plan also provides that each of our non-employee directors would receive immediate full vesting of all stock options and other equity awards in the event such director is terminated or resigns concurrently with or following a change in control. In addition, each of our non-employee directors would be entitled to exercise all of his or her stock options for 24 months beyond the original post-termination exercise period set forth in such director’s stock option agreement.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

This Report has been furnished by the Compensation Committee of the Board of Directors, is not “soliciting material,” and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference and shall not otherwise be deemed filed under such Acts.

This report on executive compensation is provided by the Compensation Committee of the Board of Directors, which is comprised of two non-employee directors (the “Compensation Committee” or the “Committee”), to assist stockholders in understanding the objectives and procedures used in establishing the compensation of the Company’s executive officers and describes the basis on which 2005 compensation determinations were made by the Committee. The members of the Compensation Committee are Timothy J. Wollaeger and Lonnie M. Smith. In making its determinations, the Compensation Committee relied in part upon compensation information provided in independent, third-party, published surveys in which the Company participates, public disclosures of the compensation of management of similarly situated companies in the health care, diagnostics, biotechnology and medical device industries and management input.

It is the Company’s policy generally to qualify compensation paid to executive officers for deductibility under Section 162(m) of the Code. Section 162(m) generally prohibits the Company from deducting the compensation of executive officers that exceeds $1,000,000 unless that compensation is based on the achievement of objective performance goals. Both the Company’s 1996 Stock Incentive Plan (the “1996 Plan”) and the Company’s 2002 Nonqualified Stock Incentive Plan are structured to qualify stock options under such plans as performance-based compensation and to maximize the tax deductibility of such awards. In addition, in Proposal 2 of this proxy statement the Company is proposing certain amendments to the 1996 Plan to ensure that restricted share and stock unit awards qualify as performance-based compensation. However, the Company reserves the discretion to pay compensation to its executive officers that may not be deductible.

Compensation Philosophy and Objectives

In establishing compensation for the Company’s executive officers, the Compensation Committee has focused on the following principles in the design and administration of the Company’s compensation programs:

•                  integrate compensation with the Company’s short-term and long-term corporate objectives and strategy, and focus executive behavior on the fulfillment of those objectives;

•                  link specific cash-based elements of compensation to the Company’s near-term financial performance;

•                  provide a competitive total compensation package that enables the Company to attract, retain, and motivate on a long-term basis, high caliber personnel;

•                  establish total compensation opportunities that are competitive relative to other companies in the healthcare, diagnostics, biotechnology and medical device industries, taking into account relative company size and performance, as well as individual responsibilities and performance;

•                  utilize incentive-based compensation as a larger component of total compensation for executive officers relative to most non-executive members of management;

•                  align the interests of management and stockholders and enhance stockholder value by providing management with longer-term incentives through equity ownership; and

•                  encourage behavior that is consistent with the ethical values reflected in the Company’s Code of Business Conduct and Ethics.

Key Elements of Executive Compensation

Executive officer compensation is based primarily on the Company’s achievement of certain business objectives, as well as individual contribution and achievement of individual business objectives by each of such officers. As part of the executive compensation programs, corporate and individual objectives are established at the beginning of each fiscal year. Performance by the Company and executive officers is measured by reviewing and determining if the corporate and individual objectives have been accomplished. Currently, the Company’s compensation structure for executive officers includes a combination of base salary, cash bonuses and stock options.

Base Salary

Annual base salary levels are determined in part through comparisons of the base salaries paid at the Company with the base salaries paid to executive officers at companies of similar size, revenues and market capitalizations or complexity in the healthcare, diagnostics, biotechnology and medical device industries, which the Compensation Committee considers an appropriate peer group. Actual base salaries are based on each person’s specific job responsibilities, past and current contributions and performance and compensation for persons in similar positions in the Company’s defined peer group, although the Committee does not use a specific formula to set pay in relation to this market data. The Compensation Committee reviews executive officer compensation at least annually. In March 2005, the Compensation Committee set annual salaries for 2005. In the fall of 2005, concurrently with the recruitment of two senior executives, the Compensation Committee, with input from internal Human Resources management of the Company, engaged in a review of the market competitiveness of the compensation for certain members of the Company’s executive management. The Committee completed an extensive review of the total compensation of the Company’s senior executive officers as compared to persons performing similar functions at a group of defined peer companies. The comparisons were performed using information provided by independent, third-party surveys and other information collected from public sources by the Company’s Human Resources department, together with input from the Company’s management. Generally, the reviews indicated that the cash compensation of two members of the Company’s senior executive staff were under the median of the market for persons performing similar functions. As a result of this analysis and after considering the job performance of the individual executives, the Committee approved individual increases to base salary for two senior executives of the Company. The adjustments of base salaries were effective in October 2005. However, these adjustments in base salaries did not modify the potential cash bonus that either person was eligible to earn in 2005.

During 2005, executive officers were given the opportunity to elect to defer up to 25% of their base salary under the Company’s Non-Qualified Deferred Compensation Plan. During 2006, executive officers will continue to have the opportunity to elect to defer up to 25% of their base salary under the Company’s 409A Nonqualified Deferred Compensation Plan.

Bonus

As part of the Company’s total compensation package and in order to maintain an appropriate pay-for-performance incentive program, the Company’s executive officers are eligible for additional cash compensation under the terms of the Company’s Executive Bonus Plan (the “Bonus Plan”). Under the terms of the Bonus Plan, the Committee establishes performance objectives and annual target bonus amounts for each executive officer. In determining the appropriate level of target bonus for each executive officer, the Committee considers information provided through independent, third-party surveys and other information collected from public sources by the Company’s Human Resources department for similar positions at peer companies. The Committee also considers its philosophy regarding the appropriate mix of incentive-based cash compensation relative to total compensation. In the first quarter of each calendar year, the Committee works with senior management to establish the annual target bonus amounts and performance objectives under the Bonus Plan for the year. The performance objectives for fiscal year 2005, which were based on specified corporate financial performance criteria, were approved in March 2005. For each performance objective there was a formula that established a specific cash payout for each executive officer based on a percentage of the individual’s base salary.

For 2006, each executive officer’s target bonus under the Bonus Plan is a specified percentage of the officer’s base salary. The target annual bonus for executive officers ranges from 40% to 50% of an individual’s base salary. However, the Bonus Plan has no minimum or maximum payout; therefore an individual’s actual bonus could be lower or higher than the targeted percentages depending upon the achievement of the specified financial performance objectives for that year. The utilization of target bonus ranges as a percentage of a person’s base salary reflects the Committee’s intention of continuing to shift the mix of executive officer compensation to more closely match the compensation mix of peer companies. The utilization of such target bonus ranges was also recommended to bring the Company’s compensation bonus methodologies more closely in line with methodologies utilized at those peer companies. Target bonuses for executive officers are typically higher than target bonuses for non-executives; however, in the case of some sales and marketing positions, individuals who are not executive officers may have higher target bonuses.

In 2005, as a result of the Company’s financial performance during the year, actual cash bonuses earned by the Company’s executive officers were approximately at the targeted bonus amounts. The actual compensation mix of base salary and bonus is dependent on the achievement of the specific performance objectives under the Bonus Plan, and therefore, the mix may vary from year to year depending on how the Company performs against its financial performance objectives under the Bonus Plan.

The Committee may also award discretionary bonuses throughout the year based on the Company’s achievements and the individual’s contributions to those achievements, if it deems such an award to be appropriate. No such discretionary bonuses were paid in 2005.

During 2005, executive officers were given the opportunity to defer up to 100% of their cash bonus payments under the Company’s Non-Qualified Deferred Compensation Plan. During 2006, executive officers will continue to have the opportunity to elect to defer up to 100% of their cash bonus payments under the Company’s 409A Nonqualified Deferred Compensation Plan.

Stock Options

Long-term incentives are provided by means of periodic grants of stock options. The Compensation Committee administers the Company’s 1989 Stock Plan (the “1989 Plan”), the 1996 Plan and the 2002 Nonqualified Stock Incentive Plan. Except with respect to stock options previously granted and remaining outstanding, the Company no longer uses the 1989 Plan and no shares are available for future grant under the 1989 Plan. The Nonqualified Plan is in effect and primarily is utilized to provide equity incentives to non-executive employees; however, in October 2005, the Plan was amended to permit awards of inducement stock options for the recruitment of new officers.

Inducement stock options were issued to two executive officers under the Nonqualified Plan in October 2005. The Committee intends to continue to grant stock options to executive officers under the 1996 Plan as it deems appropriate, but may also utilize shares under the Nonqualified Plan to award inducement stock options for the recruitment of new officers as it deems reasonable or necessary.

The Committee believes that by granting executive officers an opportunity to obtain and increase their personal ownership of Company stock, the best interests of stockholders and executives will be more closely integrated. The Committee believes that stock options align employees’ interests closely with those of other Company stockholders since stock options directly link a portion of an employee’s compensation to stockholders’ interests by providing an incentive to maximize stockholder value over the long-term period. The options granted to executive officers have exercise prices equal to fair market value on the date of grant, vest over a four-year period, and expire ten years from the date of grant. Vesting ceases should the executive terminate his service to the Company. These vesting provisions of the stock options serve to retain qualified employees, providing continuing benefits to the Company beyond those achieved in the year of grant. Therefore, executive officers, as well as employees, directors, independent contractors and advisors who perform services for the Company, are eligible to receive stock options periodically at the discretion of the Committee.

In determining whether to grant stock options to an executive officer, the Committee evaluates the executive officer’s performance and the individual’s effectiveness in supporting key corporate objectives. The Committee further considers each individual’s equity holdings relative to the Company’s total shares outstanding, the number of stock options previously granted to each executive officer and the extent to which such outstanding options are vested and the Committee’s own knowledge of industry practice.

The Committee is limited in its ability to continue to grant stock options to executive officers based on the availability of shares reserved for future grant under the 1996 Plan and, to a limited extent, the Nonqualified Plan. At this time, the Committee does not believe that there are sufficient shares available for grant under the 1996 Plan to provide adequate long-term stock option based incentives to executive officers and other key employees. Accordingly, the Committee strongly supports Proposal 3 in this Proxy Statement to increase the number of shares of the Company’s common stock reserved for future issuance under the 1996 Plan. In the event that stockholders do not approve Proposal 3, the Committee will likely need to reconsider the current mix of compensation for executive officers and other employees and consider appropriate substitutes for stock option based compensation and incentives.

Change of Control Severance Plan

Since October 2004, the Company has also maintained a Change in Control Severance Benefit Plan to provide severance benefits to certain eligible employees and directors upon selected terminations of service in connection with a change in control, as defined in the Severance Plan. The Compensation Committee of the Board was involved in the consideration of the proposed plan and the specification of its terms, and recommended the approval of the Severance Plan to the Board of Directors. In recommending the Severance Plan and considering its proposed terms, the Committee reviewed severance compensation arrangements of various other healthcare, diagnostics, biotechnology and medical device companies and the Committee’s knowledge of industry practice. The Committee also considered the current environment for the recruitment and retention of talented executives and determined that the implementation of a plan with similar benefits could have significant benefits in the area of executive recruitment and retention. The Committee did not modify the specific terms of the Severance Plan in 2005, but its terms were factored into the Committee’s evaluation of the total mix of compensation and benefits offered to executive officers.

Generally, eligible employees under the Severance Plan include our Chief Executive Officer, our President, our Vice Presidents and any other individuals designated by our Board of Directors or the Compensation Committee.

The Severance Plan provides that if an eligible employee is terminated for any reason other than for cause or resigns for good reason, each as defined in the Severance Plan, within two months prior to or 13 months following a change in control, the employee would continue to receive his or her base salary and health insurance benefits for a specified period following the change in control. For our Chief Executive Officer and President, this period will be 24 months; for our Vice Presidents, this period will be 18 months; and for other eligible employees, this period will be as determined by the Compensation Committee, but will not exceed 24 months. In addition, such employee would receive immediate full vesting of all stock options and other equity awards and would be entitled to exercise all of his or her stock options for 24 months beyond the original post-termination exercise period set forth in such employee’s stock option agreement.

The Severance Plan also provides that each of our non-employee directors would receive immediate full vesting of all stock options and other equity awards in the event such director is terminated or resigns concurrently with or following a change in control. In addition, each of our non-employee directors would be entitled to exercise all of his or her stock options for 24 months beyond the original post-termination exercise period set forth in such director’s stock option agreement.

Chief Executive Officer Compensation

The aggregate salary paid to Kim D. Blickenstaff, currently the Company’s Chairman of the Board and Chief Executive Officer, in calendar year 2005 was $553,500. Typically, in the first quarter of each calendar year, the Committee considers adjustments to the CEO and other executive officer compensation. In reviewing and approving Mr. Blickenstaff’s salary base in March 2005, the Committee evaluated the Company’s performance in 2005 against financial and non-financial goals and recognized Mr. Blickenstaff’s results in advancing the development and growth of the Company and the corporate objectives achieved. The Committee determined that the accomplishments were critical to the Company’s future growth and enhancement of stockholder value and, accordingly, determined to compensate Mr. Blickenstaff for his efforts on behalf of the Company. At that time, Mr. Blickenstaff’s base salary was set at $564,000, a 7.4% increase over the previous year. In 2005, Mr. Blickenstaff also earned a cash bonus of $264,424 under the terms of the Bonus Plan. The bonus was calculated using the 2005 bonus formula provided in the Bonus Plan, which was based on the Company’s total revenues and operating income for the 2005 fiscal year. In June 2005, Mr. Blickenstaff was also awarded a stock option to purchase 65,000 shares of the Company’s common stock at an exercise price of $53.38, which was equal to the fair market value of the common stock on the grant date.

Mr. Blickenstaff is a member of the Board of Directors, but did not participate in matters involving the evaluation of his own performance or the setting of his own compensation.

Compensation Committee

Timothy J. Wollaeger, Chairman

Lonnie M. Smith

Compensation Committee Interlocks and Insider Participation

The members of the Company’s Compensation Committee during 2005 were Timothy Wollaeger and Lonnie M. Smith. There were no interlocks or other relationships among the Company’s executive officers and directors that are required to be disclosed under applicable executive compensation disclosure regulations.

PERFORMANCE MEASUREMENT COMPARISON

This section is not “soliciting material” and shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference, and shall not otherwise be deemed filed under such Acts.

The following graph illustrates a comparison of the cumulative total stockholder return of the Company’s common stock with the Center for Research in Securities Prices Total Return Index for the Nasdaq Stock Market (U.S. and Foreign) (the “Nasdaq Composite Index”) and the Nasdaq Medical Devices, Instruments and Supplies, Manufacturers and Distributors Stocks Index (the “Nasdaq Medical Devices Index”) since December 31, 1999. The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Company’s common stock.

	12/29/2000	12/31/2001	12/31/2002	12/31/2003	12/31/2004	12/31/2005
Biosite Incorporated	$100	$45.43	$84.13	$71.59	$152.19	$139.20
Nasdaq Composite Index	100	83.93	63.03	84.88	87.28	104.53
Nasdaq Medical Devices Index*	100	114.55	97.34	143.90	173.12	189.11

*Assumes a $100 investment on December 31, 2000 in each of the Company’s common stock, the securities comprising the Center for Research in Securities Prices Total Return Index for the Nasdaq Stock Market (U.S. and Foreign) and the securities comprising the Nasdaq Medical Devices, Instruments and Supplies, Manufacturers and Distributors Stocks Index (NMDI), including reinvestment of dividends.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Anthony DeMaria, M.D., a Director of the Company, is also the Director of the Sulpezio Family Cardiovascular Center (the “Sulpezio Center”) at the University of California, San Diego (“UCSD”). During the 2005 fiscal year, the Company entered into an agreement to support a fellowship at the Sulpezio Center by contributing $100,000 to UCSD in each of fiscal 2006, 2007 and 2008. In fiscal 2006, the Company’s contribution will be offset by the value of shares of Company stock contributed to UCSD in support of the fellowship by Gunars E. Valkirs, Ph.D., the Company’s Senior Vice President, Biosite Discovery.

During the 2005 fiscal year, the Company also employed the family members of directors and executive officers described below. All of the following family members under the Company’s employ were adults who did not live with the related director or executive officer. Each family member is compensated according to standard Company practices, including participation in the Company’s benefit plans generally made available to employees of similar responsibility level. The Company does not view any of the directors or executive officers listed below as having a beneficial interest in the described that is material to them or the Company. Moreover, none of the following directors or executive officers believes that they have a direct or indirect material interest in the employment relationships of the listed family members. Options described below were granted under the Nonqualified Plan and the 1996 Plan and have a grant price equal to the fair market value on the date of grant. Such options vest in sixteen equal quarterly installments over four years (on each quarterly anniversary of the applicable vesting commencement date). Generally, vesting is contingent upon continued service with the Company. Options granted under the Company’s stock option plans generally have a maximum term of 10 years.

Cheryl J. Greene is the daughter of Howard E. Greene, a Director of the Company. Ms. Greene currently serves as the Company’s Clinical Contracts Liaison, and in 2005 she held the position of Analyst. Ms. Greene earned $54,335 in salary and bonus during fiscal 2005 and received a stock option grant for 250 shares of the Company’s stock at an exercise price of $57.70 per share.

Joseph A. Buechler is the brother of Dr. Kenneth F. Buechler, the Company’s President and Chief Scientific Officer. Joseph Buechler serves as the Company’s Senior Director of Antibody Development. Joseph Buechler earned $210,471 in salary and bonus during fiscal 2005 and received a promotional stock option grant in April 2005 for 3,500 shares of the Company’s stock at an exercise price of $58.35 and an additional stock option grant in June 2005 for 5,000 shares of the Company’s stock at an exercise price of $53.38 per share.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Biosite Incorporated stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker. If at any time you would like to receive a separate proxy statement and annual report, please contact the Biosite Incorporated Investor Relations department at 9975 Summers Ridge Road, San Diego, California, 92121, (858) 805-4808.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Christopher J. Twomey
Senior Vice President, Finance,
Chief Financial Officer and Secretary

May 17, 2006

Exhibit A

BIOSITE INCORPORATED

AUDIT COMMITTEE CHARTER

July 14, 2005

PURPOSE

The purpose of the Audit Committee (the “Committee”) of the Board of Directors of Biosite Incorporated (the “Corporation”) is:

1.                                       To assist in assuring that the Corporation’s financial statements are properly audited by qualified accountants who are independent;

2.                                       To assist the Board of Directors in fulfilling its oversight responsibility with respect to the Corporation’s compliance with the requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) regarding accurate books and records;

3.                                       To assist the Board of Directors in fulfilling its oversight responsibility with respect to the Corporation’s maintenance of an effective internal audit function, if such a function is determined by the Committee to be necessary;

4.                                       To assist the Board of Directors in monitoring financial risk exposures and developing guidelines and policies to govern processes for managing risk;

5.                                       To assist the Board of Directors in fulfilling its oversight responsibility with respect to the Corporation’s fair dissemination of accurate information in compliance with securities laws;

6.                                       To prepare the report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Corporation’s proxy statement for its annual meeting of stockholders;

7.                                       To assist the Board of Directors in monitoring corporate compliance efforts and developing appropriate guidelines and policies; and

8.                                       To perform such other duties and responsibilities enumerated in and consistent with this Charter.

The Committee’s function is one of oversight, recognizing that the Corporation’s management is responsible for preparing the Corporation’s financial statements, and the independent auditors are responsible for auditing those statements. In adopting this Charter, the Board of Directors acknowledges that the Committee members are not employees of the Corporation and are not providing any expert assurance as to the Corporation’s financial statements or any professional certification as to the external auditors’ work or auditing standards. Each member of the Committee shall be entitled to rely on the integrity of those persons and organizations within and outside the Corporation that provides information to the Committee and the accuracy and completeness of the financial and other information provided to the Committee by such persons or organizations absent actual knowledge to the contrary.

MEMBERSHIP AND PROCEDURES

Membership and Appointment

The Committee shall be comprised of not fewer than three members of the Board of Directors, as shall be appointed from time to time by the Board of Directors, based on recommendations, if any, from the Nominating and Corporate Governance Committee of the Board of Directors (the “Nominating Committee”).

Removal

The entire Committee or any individual Committee member may be removed from office without cause by the affirmative vote of a majority of the Board of Directors. Any Committee member may resign by giving oral or written notice to the Chairman of the Board of Directors, the Corporate Secretary or the Board of Directors.

Chairperson

A chairperson of the Committee (the “Chairperson”) may be designated by the Board of Directors based upon recommendation, if any, by the Nominating Committee. In the absence of such designation, the members of the Committee may designate the Chairperson by majority vote of the full Committee membership. The Chairperson shall determine the agenda, the frequency and the length of meetings and shall have unlimited access to management and information. The Chairperson shall establish such other rules as may from time to time be necessary and proper for the conduct of the business of the Committee.

Secretary

The Committee may appoint a Secretary whose duties and responsibilities shall be to keep full and complete records of the proceedings of the Committee for the purposes of reporting Committee activities to the Board of Directors and to perform all other duties as may from time to time be assigned to him or her by the Committee, or otherwise at the direction of a Committee member. The Secretary need not be a Director.

Independence and Other Qualifications

Each member shall meet the objective test of “independence”. The Board of Directors shall make an individual determination that each member is independent within the meaning of any applicable law or any listing standard or rule established by The Nasdaq Stock Market, Inc. (“Nasdaq”). Each member shall also meet any additional experience requirements as may be established from time to time by Nasdaq and applicable to the Committee.

At least one member of the Committee shall be a “financial expert” as such term may be defined from time to time by the SEC or Nasdaq. Each member of the Committee must be able to read and understand fundamental financial statements, including balance sheets, income statements and cash flow statements.

Delegation

The Committee may, by resolution passed by a majority of the Committee, designate one or more subcommittees, each subcommittee to consist of one or more members of the Committee. Any such subcommittee to the extent provided in the resolutions of the Committee, and to the extent not limited by applicable law or listing standard, shall have and may exercise all the powers and authority of the Committee. Each subcommittee shall keep regular minutes of its meetings and report the same to the Committee or the Board of Directors.

Authority to Retain Advisers

In the course of its duties, the Committee shall have the authority, at the Corporation’s expense, to retain and terminate such advisers as it deems necessary.

Evaluation

The Committee shall undertake an annual evaluation assessing the adequacy of this Charter and its performance with respect to its purposes and its duties and tasks set forth in this Charter, which evaluation shall be reported to the Board of Directors.

DUTIES AND RESPONSIBILITIES

The following shall be the common recurring duties and responsibilities of the Committee in carrying out its oversight functions. These duties and responsibilities are set forth below as a guide to the Committee with the understanding that the Committee may alter or supplement them as appropriate under the circumstances to the extent permitted by applicable law or listing standards.

With respect to the independent auditors:

1.                                       Annually, the Committee shall select and employ the Corporation’s independent auditors, subject to stockholder ratification of the selection, if such ratification is required or sought. The Committee shall fulfill the oversight responsibility of the Board of Directors with respect to the independent auditors’ audit of the financial statements of the Corporation and its subsidiaries for the fiscal year for which it is appointed, including resolution of disagreements, if any, between the Corporation’s management and the independent auditors regarding financial reporting. In connection with its selection of the independent auditors, the Committee shall review and evaluate the lead partner of the independent auditors’ team, evaluate the qualifications, performance and independence of the independent auditors, including whether the auditors’ quality controls are adequate and taking into account the opinions of management and the independent auditors.

2.                                       The Committee shall review the scope and plan of the work to be done by the independent auditors for each fiscal year. The scope and plan of work shall be based upon the recommendations of the independent auditors and management.

3.                                       The Committee shall approve the terms and fees of all audit and permissible non-audit services by the independent auditors to the Corporation and its subsidiaries in advance of the provision of those services.

4.                                       In connection with the Committee’s approval of non-audit services, the Committee shall consider whether the independent auditors’ performance of any non-audit services is compatible with the external auditors’ independence.

5.                                       At least annually, the Committee shall obtain and review a report by the independent auditors describing:

(a) the independent auditors’ internal quality control procedures;

(b) any material issues raised by the most recent internal quality control review or peer review of the independent auditors’ firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, with respect to one or more independent audits carried out by the independent auditors’ firm, and the steps taken to deal with those issues; and

(c) all relationships between the independent auditors and the Corporation, in order to assess the auditors’ independence

6.                                       The Committee shall also review all reports by the independent auditors describing:

(a) critical accounting policies and practices used by the Corporation;

(b) alternative treatments of financial information that have been discussed with management as required to be discussed by the independent auditors with the Committee, the ramifications of such alternative treatments and the independent auditors’ preferred accounting treatment; and

(c) any other material written communication between the independent auditors’ firm and the Corporation’s management.

With respect to the Corporation’s financial statements:

7.                                       The Committee shall discuss the annual audited financial statements and quarterly financial statements with management and the independent auditors, including the Corporation’s disclosures under the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Corporation’s reports filed with the SEC. The reviews and discussions shall include the results of the independent auditors’ audit of the annual financial statements and review of the quarterly financial statements and shall be performed prior to the filing of such reports.

8.                                       The Committee shall discuss with management and the independent auditors the effect of regulatory and accounting initiatives as well as any off-balance sheet structures on the Corporation’s financial statements.

9.                                       The Committee shall review disclosures made to the Committee by the Corporation’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q, including any significant deficiencies in the design or operation of internal controls, material weaknesses therein or changes thereto, any fraud involving management or other employees who have a significant role in the Corporation’s internal controls, and any significant changes in internal controls.

10.                                 In connection with its review of the Corporation’s financial statements, the Committee shall review and discuss with the independent auditors the matters relating to the conduct of the audit required to be discussed by Statements on Accounting Standards Nos. 61 and 90 (Communications with Audit Committees), as they may be modified or supplemented, including, but not limited to, significant judgments, significant estimates, critical accounting policies and unadjusted differences.

11.                                 Based on its review and discussions with management, the internal auditors and the independent auditors, the Committee shall recommend to the Board of Directors whether the Corporation’s financial statements should be included in the Corporation’s Annual Report on Form 10-K (or the annual report to stockholders if distributed prior to the filing of the Form 10-K).

12.                                 The Committee shall prepare the report required by SEC rules to be included in the Corporation’s proxy statement for the annual meeting of stockholders.

13.                                 The Committee shall discuss with management press releases relating to the Corporation’s earnings, including the use of any “pro forma” or “adjusted” non-GAAP information, as well as financial information, earnings guidance and information about material acquisitions or dispositions, as well as correspondence broadly disseminated to the Corporation’s stockholders and the general content of presentations to analysts, the investment community, rating agencies and lenders.

14.                                 The Committee shall review (a) any significant disagreement between management and the independent auditors or the internal auditors in connection with the preparation of the Corporation’s financial statements, (b) any difficulties which the independent auditors report were encountered during the course of the audit (including without limitation any restriction on the scope of work or access to required information), and (c) management’s response to each of the above.

15.                                 The Committee shall confer with management and the independent auditors, as appropriate, regarding the scope, adequacy and effectiveness of the Corporation’s internal control over financial reporting.

16.                                 The Committee shall consider and review with management, the independent auditors, and legal counsel, as appropriate, any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Corporation’s financial statements or accounting policies.

With respect to periodic reviews and reports:

17.                                 Periodically, the Committee shall meet separately with each of management, the internal auditors and the independent auditors.

18.                                 The Committee shall review with the independent auditors any audit problems or difficulties and management’s response to them.

19.                                 The Committee shall discuss the Corporation’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Corporation’s policies with respect to risk assessment and risk management.

20.                                 The Committee shall communicate to the Board of Directors any issues with respect to the quality or integrity of the Corporation’s financial statements, the Corporation’s compliance with legal or regulatory requirements, the performance and independence of the Corporation’s independent auditors or the performance of the internal audit function.

With respect to other matters:

21.                                 The Committee shall establish procedures for:

(a) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters; and

(b) the confidential, anonymous submission by the Corporation’s employees of concerns regarding questionable accounting or auditing matters.

22.                                 The Committee shall monitor the rotation of the partners of the independent auditors on the Corporation’s audit engagement team as required by applicable laws and rules and shall consider periodically and, if deemed appropriate, establish a policy regarding rotation of independent auditing firms.

23.                                 The Committee shall establish the Corporation’s hiring policies for employees or former employees of the Corporation’s independent auditors.

24.                                 The Committee shall review and, in its sole discretion, approve on an on-going basis all Corporation related party transactions.

AMENDMENT

This Charter and any provision contained herein may be amended or repealed by the Board of Directors.

APPROVED:  Board of Directors

DATE:  July 14, 2005

Exhibit B

BIOSITE INCORPORATED
AMENDED AND RESTATED
STOCK INCENTIVE PLAN

(Marked to show proposed modifications to the 1996 Plan pursuant to Proposals 2 and 3)

ARTICLE 1    INTRODUCTION.

The Plan was adopted by the Board on December 5, 1996, and was approved by the Company~~’~~s stockholders on December 6, 1996. The Plan is effective December 1, 1996. However, Articles 7, 8 and 9 shall not apply prior to the Company~~’~~s initial public offering. On February 27, 1998, the Plan was amended by the Board to increase the number of shares under the Plan. The Plan was amended again on March 26, 1999, January 28, 2000, January 19, 2001, April 17, 2002, and June 18, 2003, to increase the number of shares available under the Plan, and on April 20, 1999, to remove provisions permitting the repricing of stock options at lower exercise prices, on November 7, 2002, to revise provisions as to limitations on payments under the Plan, and on October 23, 2002, to adopt provisions applicable to stock options granted to recipients residing in France.

The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Key Employees to focus on critical long-range objectives, (b) encouraging the attraction and retention of Key Employees with exceptional qualifications and (c) linking Key Employees directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Shares, Stock Units, Options (which may constitute incentive stock options or nonstatutory stock options) or stock appreciation rights.

The Plan shall be governed by, and construed in accordance with, the laws of the State of California.

ARTICLE 2    ADMINISTRATION.

2.1    Committee Composition. Except as otherwise specifically provided in this Plan, the Plan shall be administered by the Committee. Except as provided below, the Committee shall consist exclusively of directors of the Company, who shall be appointed by the Board. In addition, the composition of the Committee shall satisfy:

(a)  Such requirements, if any, as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and

(b)  Such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under section 162(m)(4)(C) of the Code.

The Board may act on its own behalf with respect to Outside Directors and may also appoint one or more separate committees composed of one or more officers of the Company who need not be directors of the Company and who need not satisfy the foregoing requirements, who may administer the Plan with respect to Key Employees who are not ~~“~~“covered employees~~”~~“ under section 162(m)(3) of the Code and who are not required to report pursuant to § 16(a) of the Exchange Act.

2.2    Committee Responsibilities. The Committee shall (a) select the Key Employees who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements and other features and conditions of such Awards, (c) interpret the Plan and (d) make all other decisions relating to the operation of the Plan. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee~~’~~s determinations under the Plan shall be final and binding on all persons.

2.3                                 Cancellation and Re-Grant of Awards. Notwithstanding anything to the contrary in the Plan, neither the Board nor the Committee shall have the authority to: (a) reprice any outstanding Awards under the Plan, (b) cancel and re-grant any outstanding Awards under the Plan, or (c) effect any other action that is treated as a repricing under generally accepted accounting principles unless, in each case, the stockholders of the Company have approved such an action within twelve (12) months prior to such an event.

ARTICLE 3    SHARES AVAILABLE FOR GRANTS.

3.1    Basic Limitation. Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares. The aggregate number of Common Shares available for Restricted Shares, Stock Units, Options and SARs awarded under the Plan shall not exceed ~~five~~Six Million ~~eight~~One Hundred Thousand (~~5,800,000~~6,100,000). Of the Common Shares available hereunder, no more than 20% in aggregate shall be available with respect to Outside Directors. The limitation of this Section 3.1 shall be subject to adjustment pursuant to Article 10. The number of Common Shares available under this Plan shall be increased by unexercised or forfeited Common Shares under the Company~~’~~s 1989 Stock Plan.

3.2    Additional Shares. If Stock Units, Options or SARs are forfeited or if Options or SARs terminate for any other reason before being exercised, then the corresponding Common Shares shall again become available for Awards under the Plan. If Restricted Shares are forfeited before any dividends have been paid with respect to such Shares, then such Shares shall again become available for Awards under the Plan. If Stock Units are settled, then only the number of Common Shares (if any) actually issued in settlement of such Stock Units shall reduce the number available under Section 3.1 and the balance shall again become available for Awards under the Plan. If SARs are exercised, then only the number of Common Shares (if any) actually issued in settlement of such SARs shall reduce the number available under Section 3.1 and the balance shall again become available for Awards under the Plan.

3.3    Dividend Equivalents. Any dividend equivalents distributed under the Plan shall not be applied against the number of Restricted Shares, Stock Units, Options or SARs available for Awards, whether or not such dividend equivalents are converted into Stock Units.

ARTICLE 4    ELIGIBILITY.

4.1    General Rules. Only Key Employees (including, without limitation, independent contractors who are not members of the Board) shall be eligible for designation as Participants by the Committee.

4.2    Outside Directors. The Committee may provide that the NSOs that otherwise would be granted to an Outside Director under this Plan shall instead be granted to an affiliate of such Outside Director. Such affiliate shall then be deemed to be an Outside Director for purposes of the Plan, provided that the service-related vesting and termination provisions pertaining to the NSOs shall be applied with regard to the service of the Outside Director.

4.3    Incentive Stock Options. Only Key Employees who are common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, a Key Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its Parents or Subsidiaries shall not be eligible for the grant of an ISO unless the requirements set forth in section 422(c)(6) of the Code are satisfied.

ARTICLE 5    OPTIONS.

5.1    Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan (including any addendum hereto) and may be subject to any other terms that are not inconsistent with the Plan. The Stock Option Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. Options may be granted in consideration of a cash payment or in consideration of a reduction in the Optionee’s other compensation. A Stock Option Agreement may provide that a new Option will be granted automatically to the Optionee when he or she exercises a prior Option and pays the Exercise Price in the form described in Section 6.2.

5.2    Number of Shares. Each Stock Option Agreement shall specify the number of Common Shares subject to the Option and shall provide for the adjustment of such number in accordance with Article 10. Options granted to any Optionee in a single calendar year shall in no event cover more than 250,000 Common Shares, subject to adjustment in accordance with Article 10.

5.3    Exercise Price. Each Stock Option Agreement shall specify the Exercise Price; provided that the Exercise Price under an ISO shall in no event be less than 100% of the Fair Market Value of a Common Share on the date of grant and the Exercise Price under an NSO shall in no event be less than the par value of the Common Shares subject to such NSO. In the case of an NSO, a Stock Option Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the NSO is outstanding, provided that prior to the Company~~’~~s initial public offering, the NSO Exercise Price shall be at least 85% (110% for 10% shareholders) of the Fair Market Value of a Common Share of Stock on the date of grant.

5.4    Exercisability and Term. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable, provided that prior to the Company~~’~~s initial public offering, Options shall become exercisable pursuant to a schedule providing for at least 20% vesting per year over a five-year period (or, in the case of performance options, to the extent permitted under applicable regulations of the California Department of Corporations). The Stock Option Agreement shall also specify the term of the Option, provided that the term of an ISO shall in no event exceed 10 years from the date of grant. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee~~’~~s death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee~~’s service. Notwithstanding the foregoing, no Options may be accelerated prior to the Company’s initial public offering.~~ ‘s service. Except as explicitly provided otherwise in an Optionee’s Stock Option Agreement, in the event that an Optionee’s service is terminated for Cause, the Stock Option shall terminate upon the termination date of such Optionee’s service, and the Optionee shall be prohibited from exercising his or her Stock Option from and after the time of such termination of service.

Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited. NSOs may also be awarded in combination with Restricted Shares or Stock Units, and such an Award may provide that the NSOs will not be exercisable unless the related Restricted Shares or Stock Units are forfeited.

Prior to the Company~~’~~s initial public offering, Options must be exercised within 30 days of the termination of employment (six months for termination on account of death or disability).

5.5    Effect of Change in Control. The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become fully exercisable as to all Common Shares subject to such Option in the event that a Change in Control occurs with respect to the Company.

5.6    Modification or Assumption of Options. Within the limitations of the Plan (including, without limitation, Section 2.3), the Committee may modify, extend or assume outstanding options or, if in connection with a merger or similar corporate reorganization, may accept the cancellation of outstanding options ~~(whether granted by the Company or by another issuer)~~ in return for the grant of new options ~~for the same or a different number of shares and at the same or different exercise price~~; provided, however, that with respect to the shares subject to the new Option, there shall be no decrease in the aggregate exercise price of such shares, determined on an adjusted basis. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such Option.

5.7    Other Requirements Prior to Company~~’~~s Initial Public Offering. Prior to the Company~~’~~s initial public offering, Optionees shall receive Company financial statements at least annually.

ARTICLE 6    PAYMENT FOR OPTION SHARES.

6.1    General Rule. The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash at the time when such Common Shares are purchased, except as follows:

(a)  In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. The Stock Option Agreement may specify that payment may be made in any form(s) described in this Article 6.

(b)  In the case of an NSO, the Committee may at any time accept payment in any form(s) described in this Article 6.

6.2    Surrender of Stock. To the extent that this Section 6.2 is applicable, payment for all or any part of the Exercise Price may be made with Common Shares which have already been owned by the Optionee for more than six months. Such Common Shares shall be valued at their Fair Market Value on the date when the new Common Shares are purchased under the Plan.

6.3    Exercise/Sale. To the extent that this Section 6.3 is applicable, payment may be made by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Common Shares and to deliver all or part of the sales proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

6.4    Exercise/Pledge. To the extent that this Section 6.4 is applicable, payment may be made by the delivery (on a form prescribed by the Company) of an irrevocable direction to pledge Common Shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

6.5    Promissory Note. To the extent that this Section 6.5 is applicable, payment may be made with a full-recourse promissory note; provided that the par value of the Common Shares shall be paid in cash.

6.6    Other Forms of Payment. To the extent that this Section 6.6 is applicable, payment may be made in any other form that is consistent with applicable laws, regulations and rules.

ARTICLE 7    STOCK APPRECIATION RIGHTS.

7.1    SAR Agreement. Each grant of an SAR under the Plan shall be evidenced by an SAR Agreement between the Optionee and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Epitome’~~s~~ other compensation.

7.2    Number of Shares. Each SAR Agreement shall specify the number of Common Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Article 10. SARs granted to any Optionee in a single calendar year shall in no event pertain to more than 250,000 Common Shares, subject to adjustment in accordance with Article 10.

7.3    Exercise Price. Each SAR Agreement shall specify the Exercise Price. An SAR Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the SAR is outstanding.

7.4    Exercisability and Term. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR. An SAR Agreement may provide for accelerated exercisability in the event of the Optionee~~’~~s death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee~~’s service.~~ ‘s service. Except as explicitly provided otherwise in a SAR Agreement, in the event that an Optionee’s service is terminated for Cause, the SAR shall terminate upon the termination date of such Optionee’s service, and the Optionee shall be prohibited from exercising his or her SAR from and after the time of such termination of service

SARs may also be awarded in combination with Options, Restricted Shares or Stock Units, and such an Award may provide that the SARs will not be exercisable unless the related Options, Restricted Shares or Stock Units are forfeited. An SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or thereafter. An SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.

7.5    Effect of Change in Control. The Committee may determine, at the time of granting an SAR or thereafter, that such SAR shall become fully exercisable as to all Common Shares subject to such SAR in the event that a Change in Control occurs with respect to the Company.

7.6    Exercise of SARs. The exercise of an SAR shall be subject to the restrictions imposed by Rule 16b-3 (or its successor) under the Exchange Act, if applicable. If, on the date when an SAR expires, the Exercise Price under such SAR is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion. Upon exercise of an SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) Common Shares, (b) cash or (c) a combination of Common Shares and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Common Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Common Shares subject to the SARs exceeds the Exercise Price.

7.7    Modification or Assumption of SARs. Within the limitations of the Plan (including, without limitation, Section 2.3), the Committee may modify, extend or assume outstanding SARs or,  if in connection with a merger or similar corporate reorganization,  may accept the cancellation of outstanding SARs ~~(whether granted by the Company or by another issuer)~~ in return for the grant of new SARs ~~for the same or a different number of shares and at the same or a different~~  provided, however, that with respect to the shares subject to the new SARs, there shall be no decrease in the aggregate exercise price of such shares, determined on an adjusted basis. The foregoing notwithstanding, no modification of an SAR shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such SAR.

ARTICLE 8    RESTRICTED SHARES AND STOCK UNITS.

8.1    Time, Amount and Form of Awards. Awards under the Plan may be granted in the form of Restricted Shares, in the form of Stock Units, or in any combination of both. Restricted Shares or Stock Units may also be awarded in combination with NSOs or SARs, and such an Award may provide that the Restricted Shares or Stock Units will be forfeited in the event that the related NSOs or SARs are exercised.

8.2    Payment for Awards. To the extent that an Award is granted in the form of newly issued Restricted Shares, the Award recipient, as a condition to the grant of such Award, shall be required to pay the Company in cash an amount equal to the par value of such Restricted Shares. To the extent that an Award is granted in the form of Restricted Shares from the Company~~”~~s treasury or in the form of Stock Units, no cash consideration shall be required of the Award recipients.

8.3    Vesting Conditions. Each Award of Restricted Shares or Stock Units shall become vested, in full or in installments, upon satisfaction of the conditions specified in the Stock Award Agreement. A Stock Award Agreement may provide for accelerated vesting in the event of the Participant~~”~~s death, disability or retirement or other events. The Committee may determine, at the time of making an Award or thereafter, that such Award shall become fully vested in the event that a Change in Control occurs with respect to the Company.

8.4    Performance Awards. Awards of Restricted Shares or Stock Units may be granted, may vest, or may be exercised based upon the attainment during a Performance Period of certain Performance Goals (each, a “Performance Award”). A Performance Award may, but need not, require the completion of a specified period of service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee in its sole discretion. The maximum number of Common Shares that may be granted to any Participant in a calendar year attributable to Stock Awards described in this Section 8.4 shall not exceed Two Hundred Fifty Thousand (250,000) Common Shares, subject to adjustment in accordance with Section 10.

~~8.4~~8.5    Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (a) cash, (b) Common Shares or (c) any combination of both, as determined by the Committee. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Common Shares over a series of trading days. Vested Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Article 10.

~~8.5~~8.6    Death of Recipient. Any Stock Units Award that becomes payable after the recipient~~”~~s death shall be distributed to the recipient~~”~~s beneficiary or beneficiaries. Each recipient of a Stock Units Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient~~”~~s death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Stock Units Award that becomes payable after the recipient~~”~~s death shall be distributed to the recipient~~”~~s estate.

~~8.6~~8.7    Creditors~~”~~ Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Award Agreement.

ARTICLE 9    VOTING AND DIVIDEND RIGHTS.

9.1    Restricted Shares. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company~~”~~s other stockholders. A Stock Award Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid. Such additional Restricted Shares shall not reduce the number of Common Shares available under Article 3.

9.2    Stock Units. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee~~”~~s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Common Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Common Shares, or in a combination of both. Prior to distribution, any dividend equivalents which are not paid shall be subject to the same conditions and restrictions as the Stock Units to which they attach.

ARTICLE 10    PROTECTION AGAINST DILUTION.

10.1    Adjustments. In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares, a declaration of a dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares, a recapitalization, a spinoff or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of (a) the number of Options, SARs, Restricted Shares and Stock Units available for future Awards under Article 3, (b) the limitations set forth in Sections ~~5.2~~5.2, 7.2 and ~~7.2,~~8.4, (c) the number of NSOs to be granted to Outside Directors under Section 4.2, (d) the number of Stock Units included in any prior Award which has not yet been settled, (e) the number of Common Shares covered by each outstanding Option and SAR or (f) the Exercise Price under each outstanding Option and SAR. Except as provided in this Article 10, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

10.2    Reorganizations. In the event that the Company is a party to a merger or other reorganization, outstanding Options, SARs, Restricted Shares and Stock Units shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the assumption of outstanding Awards by the surviving corporation or its parent, for their continuation by the Company (if the Company is a surviving corporation), for accelerated vesting and accelerated expiration (provided the Company has previously had its initial public offering), or for settlement in cash.

ARTICLE 11    AWARDS UNDER OTHER PLANS.

The Company may grant awards under other plans or programs. Such awards may be settled in the form of Common Shares issued under this Plan. Such Common Shares shall be treated for all purposes under the Plan like Common Shares issued in settlement of Stock Units and shall, when issued, reduce the number of Common Shares available under Article 3.

ARTICLE 12    PAYMENT OF DIRECTOR~~”~~S FEES IN SECURITIES.

12.1    Effective Date. No provision of this Article 12 shall be effective unless and until the Board has determined to implement such provision.

12.2    Elections to Receive NSOs, Restricted Shares or Stock Units. An Outside Director may elect to receive his or her annual retainer payments and meeting fees from the Company in the form of cash, NSOs, Restricted Shares, Stock Units, or a combination thereof, as determined by the Board. Such NSOs, Restricted Shares and Stock Units shall be issued under the Plan. An election under this Article 12 shall be filed with the Company on the prescribed form.

12.3    Number and Terms of NSOs, Restricted Shares or Stock Units. The number of NSOs, Restricted Shares or Stock Units to be granted to Outside Directors in lieu of annual retainers and meeting fees that would otherwise be paid in cash shall be calculated in a manner determined by the Board. The terms of such NSOs, Restricted Shares or Stock Units shall also be determined by the Board.

ARTICLE 13    LIMITATION ON RIGHTS.

13.1    Retention Rights. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an employee, consultant or director of the Company, a Parent or a Subsidiary. The Company and its Parents and Subsidiaries reserve the right to terminate the service of any employee, consultant or director at any time, with or without cause, subject to applicable laws, the Company~~”~~s certificate of incorporation and by-laws and a written employment agreement (if any).

13.2    Stockholders~~”~~ Rights. A Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Common Shares covered by his or her Award prior to the issuance of a stock certificate for such Common Shares. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date when such certificate is issued, except as expressly provided in Articles 8, 9 and 10.

13.3    Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Common Shares under the Plan shall be subject to all applicable laws, rules and  regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

ARTICLE 14    LIMITATION ON PAYMENTS.

The following provisions in this Article 14 are effective for Awards granted on or after November 7, 2002.

14.1    Excise Tax. If any acceleration of the vesting of a Participant’s Awards under this Plan  (“Acceleration”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Acceleration shall be reduced to the Reduced Amount. The “Reduced Amount” shall be whichever of the following which would provide the largest after-tax benefit to the Participant: (i) the largest portion of the Acceleration that would result in no portion of the Acceleration being subject to the Excise Tax or (ii) the largest portion, up to and including the total, of the Acceleration, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in Participant’s receipt, on an after-tax basis, of the greater amount of the Acceleration notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. In the event that the Acceleration is to be reduced, such Acceleration shall be cancelled in the reverse order of the date of grant of the Participant’s Awards unless the Participant elects in writing a different order for cancellation.

The accounting firm engaged by the Company for general audit purposes as of the day prior to the effective date of the transaction triggering the Acceleration (“Triggering Transaction”) shall perform the foregoing calculations. If the accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group affecting the Triggering Transaction, the Company shall appoint a nationally recognized accounting firm to make the determinations required hereunder. The Company shall bear all expenses with respect to the determinations by such accounting firm required to be made hereunder.

14.2    Calculations. The accounting firm engaged to make the determinations hereunder shall provide its calculations, together with detailed supporting documentation, to the Corporation and Participant within fifteen (15) calendar days after the date on which Participant’s right to Acceleration arises (if requested at that time by the Company or Participant) or at such other time as requested by the Company or Participant. If the accounting firm determines that no Excise Tax is payable with respect to an Acceleration, either before or after the application of the Reduced Amount, it shall furnish the Company and Participant with an opinion reasonably acceptable to Participant that no Excise Tax will be imposed with respect to such Acceleration. Any good faith determination of the accounting firm made hereunder shall be final, binding and conclusive upon the Company and Participant.

14.3    Related Corporations. For purposes of this Article 14, the term “Company” shall include affiliated corporations to the extent determined by the accounting firm in accordance with section 280G(d)(5) of the Code.

ARTICLE 15    WITHHOLDING TAXES.

15.1    General. To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Common Shares or make any cash payment under the Plan until such obligations are satisfied.

15.2    Share Withholding. The Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Common Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Common Shares that he or she previously acquired. Such Common Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. Any payment of taxes by assigning Common Shares to the Company may be subject to restrictions, including any restrictions required by rules of the Securities and Exchange Commission.

ARTICLE 16    ASSIGNMENT OR TRANSFER OF AWARDS.

16.1    General. An Award granted under the Plan shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor~~”~~s process, whether voluntarily, involuntarily or by operation of law, except as approved by the ~~Committee~~Company. Notwithstanding the foregoing, ISOs and, prior to the Company~~”~~s initial public offering, NSOs may not be transferable. However, this Article 16 shall not preclude a Participant from designating a beneficiary who will receive any outstanding Awards in the event of the Participant~~”~~s death, nor shall it preclude a transfer of Awards by will or by the laws of descent and distribution.

16.2    Trusts. Neither this Article 16 nor any other provision of the Plan shall preclude a Participant from transferring or assigning Restricted Shares to (a) the trustee of a trust that is revocable by such Participant alone, both at the time of the transfer or assignment and at all times thereafter prior to such Participant~~”~~s death, or (b) the trustee of any other trust to the extent approved in advance by the ~~Committee~~Company in writing. A transfer or assignment of Restricted Shares from such trustee to any person other than such Participant shall be permitted only to the extent approved in advance by the ~~Committee~~Company in writing, and Restricted Shares held by such trustee shall be subject to all of the conditions and restrictions set forth in the Plan and in the applicable Stock Award Agreement, as if such trustee were a party to such Agreement.

ARTICLE 17    FUTURE OF THE PLAN.

17.1    Term of the Plan. The Plan, as set forth herein, was adopted on December 5, 1996, and became effective December 1, 1996, except that Articles 7, 8 and 9 shall not be effective prior to the date of the Company~~”~~s initial public offering. The Plan shall remain in effect until it is terminated under Section 17.2, except that no ISOs shall be granted after ~~November 30, 2006.~~March 15, 2016.

17.2    Amendment or Termination. The Board may, at any time and for any reason, amend or terminate the Plan. An amendment of the Plan shall be subject to the approval of the Company~~”~~s stockholders only to the extent required by applicable laws, regulations or rules. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan.

ARTICLE 18    DEFINITIONS.

18.1    ~~“~~“Award~~”~~“ means any award of an Option, an SAR, a Restricted Share or a Stock Unit under the Plan.

18.2    ~~“~~“Board~~”~~“ means the Company~~”~~s Board of Directors, as constituted from time to time.

18.3    “Cause” means, with respect to a Participant, the occurrence of any of the following events:

(a)  Such Participant’s conviction of, or plea of guilty or no contest with respect to, (i) any crime involving fraud, dishonesty or moral turpitude, (ii) any felony under the laws of the United States or any state thereof, or (iii) any criminal law of a foreign jurisdiction which could result in imprisonment for more than one year;

(b) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company that results in (or might reasonably result in) material harm to the Company;

(c) such Participant’s intentional and material violation of any statutory duty owed to the Company;

(d) such Participant’s unauthorized use or disclosure of the Company’s material confidential information, material trade secrets or material proprietary information; or

(e) such Participant’s gross misconduct, gross negligence, intentional violation of a written policy of the Company or intentional violation of a fiduciary duty to the Company.

~~18.3~~18.4    ~~“~~“Change in Control~~”~~“ shall mean the occurrence of any of the following events:

(a)  The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity~~”~~s securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization;

(b)  A change in the composition of the Board, as a result of which fewer than one-half of the incumbent directors are directors who either:

(A)  Had been directors of the Company 24 months prior to such change; or

(B)  Were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the directors who had been directors of the Company 24 months prior to such change and who were still in office at the time of the election or nomination; or

(c)  Any ~~“~~“person~~”~~“ (as such term is used in sections 13(d) and 14(d) of the Exchange Act) by the acquisition or aggregation of securities is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company~~”~~s then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the ~~“~~“Base Capital Stock~~”~~“); except that any change in the relative beneficial ownership of the Company~~”~~s securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person~~”~~s ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person~~”~~s beneficial ownership of any securities of the Company.

The term ~~“~~“Change in Control~~”~~“ shall not include the Company~~”~~s initial public offering or a transaction, the sole purpose of which is to change the state of the Company~~”~~s incorporation.

~~18.4~~18.5    ~~“~~“Code~~”~~“ means the Internal Revenue Code of 1986, as amended.

~~18.5~~18.6    ~~“~~“Committee~~”~~“ means a committee of the Board, as described in Article 2.

~~18.6~~18.7    ~~“~~“Common Share~~”~~“ means one share of the common stock of the Company.

~~18.7~~18.8    ~~“~~“Company~~”~~“ means Biosite Incorporated, a Delaware corporation.

~~18.8~~18.9    ~~“~~“Exchange Act~~”~~“ means the Securities Exchange Act of 1934, as amended.

~~18.9~~18.10    ~~“~~“Exercise Price,~~”~~“ in the case of an Option, means the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. ~~“~~“Exercise Price,~~”~~“ in the case of an SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one Common Share in determining the amount payable upon exercise of such SAR.

~~18.10~~18.11    ~~“~~“Fair Market Value~~”~~“ means the market price of Common Shares, determined by the Committee as follows:

(a)  If the Common Shares were traded over-the-counter on the date in question but was not traded on the Nasdaq Stock Market or the Nasdaq National Market, then the Fair Market Value shall be equal to the mean between the last reported representative bid and asked prices quoted for such date by the principal automated inter-dealer quotation system on which the Common Shares are quoted or, if the Common Shares are not quoted on any such system, by the ~~“~~“Pink Sheets~~”~~“ published by the National Quotation Bureau, Inc.;

(b)  If the Common Shares were traded over-the-counter on the date in question and were traded on the Nasdaq Stock Market or the Nasdaq National Market, then the Fair Market Value shall be equal to the last-transaction price quoted for such date by the Nasdaq Stock Market or the Nasdaq National Market;

(c)  If the Common Shares were traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite transactions report for such date; and

(d)  If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in the Western Edition of The Wall Street Journal. Such determination shall be conclusive and binding on all persons.

~~18.11~~18.12    ~~“~~“ISO~~”~~“ means an incentive stock option described in section 422(b) of the Code.

~~18.12~~18.13    ~~“~~“Key Employee~~”~~“ means (a) a common-law employee of the Company, a Parent or a Subsidiary, (b) an Outside Director and (c) a consultant or adviser who provides services to the Company, a Parent or a Subsidiary as an independent contractor. Service as an Outside Director or as an independent contractor shall be considered employment for all purposes of the Plan, except as provided in Sections 4.2 and 4.3.

~~18.13~~18.14    ~~“~~“NSO~~”~~“ means a stock option not described in sections 422 or 423 of the Code.

~~18.14~~18.15    ~~“~~“Option~~”~~“ means an ISO or NSO granted under the Plan and entitling the holder to purchase one Common Share.

~~18.15~~18.16    ~~“~~“Optionee~~”~~“ means an individual or estate who holds an Option or SAR.

~~18.16~~18.17    ~~“~~“Outside Director~~”~~“ shall mean a member of the Board who is not a common-law employee of the Company, a Parent or a Subsidiary.

~~18.17~~18.18    ~~“~~“Parent~~”~~“ means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

~~18.18~~18.19    ~~“~~“Participant~~”~~“ means an individual or estate who holds an Award.

18.20    “Performance Award” means an Award of Restricted Shares or Stock Units granted under the terms and conditions of Section 8.4.

18.21    “Performance Criteria” means the one or more criteria that the Committee shall select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that shall be used to establish such Performance Goals may be based on any one of, or combination of, the following: (a) earnings per share; (b) earnings before interest, taxes and depreciation; (c) earnings before interest, taxes, depreciation and amortization; (d) total stockholder return; (e) return on equity; (f) return on assets, investment, or capital employed; (g) operating margin; (h) gross margin; (i) operating income; (j) net income (before or after taxes); (k) net operating income; (l) net operating income after tax; (m) pre-tax profit; (n) operating cash flow; (o) sales or revenue targets; (p) increases in revenue or product revenue; (q) expenses and cost reduction goals; (r) improvement in or attainment of working capital levels; (s) economic value added (or an equivalent metric); (t) market share; (u) cash flow; (v) cash flow per share; (w) share price performance; (x) debt reduction; (y) implementation or completion of projects or processes; (z) customer satisfaction; (aa) stockholders’ equity; (bb) achievements of product development milestones; (cc)  regulatory achievements and/or approval of one or more products; (dd) progress of internal research, clinical, educational or commercial programs; (ee) progress of partnered programs; and (ff) to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Committee. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement. The Committee shall, in its sole discretion, define the manner of calculating the Performance Criteria it selects to use for such Performance Period; for example, to the extent that the Performance Criteria are determinable under generally accepted accounting principles, the Committee may exclude items that would otherwise be included (or include items that would otherwise be excluded) under generally accepted accounting principles, provided that such exclusion (or inclusion) is provided in writing at the time the Committee establishes the Performance Goals for a Performance Period.

18.22    “Performance Goals” means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. At the time of the grant of any Award, the Committee is authorized to determine whether, when calculating the attainment of Performance Goals for a Performance Period: (a) to exclude restructuring and/or other nonrecurring charges; (b) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (c) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (d) to exclude the effects of any statutory adjustments to corporate tax rates; (e) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles; and (f) to the extent than an Award is not intended to comply with Section 162(m) of the Code, to exclude other items as determined by the Committee. In addition, to the extent provided in an Award Agreement, the Committee may retain the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals.

18.23    “Performance Period” means the period of time selected by the Committee over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Committee.

~~18.19~~18.24    ~~“~~“Plan~~”~~“ means this 1996 Stock Incentive Plan of Biosite Incorporated, as amended from time to time.

~~18.20~~18.25    ~~“~~“Restricted Share~~”~~“ means a Common Share awarded under the Plan.

~~18.21~~18.26    ~~“~~“SAR~~”~~“ means a stock appreciation right granted under the Plan.

~~18.22~~18.27    ~~“~~“SAR Agreement~~”~~“ means the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to his or her SAR.

~~18.23~~18.28    ~~“~~“Stock Award Agreement~~”~~“ means the agreement between the Company and the recipient of a Restricted Share or Stock Unit which contains the terms, conditions and restrictions pertaining to such Restricted Share or Stock Unit.

~~18.24~~18.29    ~~“~~“Stock Option Agreement~~”~~“ means the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to his or her Option.

~~18.25~~18.30    ~~“~~“Stock Unit~~”~~“ means a bookkeeping entry representing the equivalent of one Common Share, as awarded under the Plan.

~~18.26~~18.31    ~~“~~“Subsidiary~~”~~“ means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

ARTICLE 19    EXECUTION.

To record the adoption of the Plan by the Board, the Company has caused its duly authorized officer to affix the corporate name and seal hereto.

BIOSITE INCORPORATED

By

ADDENDUM TO THE

AMENDED AND RESTATED 1996 STOCK
INCENTIVE PLAN OF BIOSITE INCORPORATED

(For Grants to Recipients Based in France)

The Amended and Restated 1996 Stock Incentive Plan of Biosite Incorporated (the “Plan”) is hereby amended by Biosite Incorporated, a Delaware corporation (the “Company”), to be effective as of the          day of December, 2002, as provided in this Addendum to the Biosite Incorporated Stock Option Plan (this “Addendum”). This Addendum shall apply solely to grants of stock options under the Plan (“Options”) to recipients who are based in France.

Options granted before May 16, 2001 under the Plan to eligible persons for the time being based in France (the “employees”) will be granted under the terms of this Addendum as follows:

(1)                                  Notwithstanding any other provision of the Plan, Options granted to any eligible person who is an ~~“~~“Administrateur~~”~~“(director), member of the ~~“~~“conseil de surveillance~~”~~“, or consultant who does not have a work contract with the Company, will not be deemed to have been granted pursuant to this Addendum.

(2)                                  Notwithstanding any other provision of the Plan, any Options granted to any eligible employee who is holding shares representing 10% or more of the Company~~”~~s capital will not be deemed to have been granted pursuant to this Addendum.

(3)                                  Notwithstanding any other provision of the Plan, any option granted which strike price at the time of the grant of the option is less than 80% of the average of the market value of a share on the twenty (20) daily sessions preceding the related date of  grant or 80% of the average purchase price of these shares by the Company will not be deemed to have been granted under this Addendum.

(4)                                  Notwithstanding any other provision of the Plan, any option granted during the twenty (20) trading days after the payment of a dividend or after an increase of capital reserved to the shareholders will not be deemed to have been granted under this Addendum.

(5)                                  Notwithstanding any other provision of the Plan, the strike price is intangible and shall be adjusted only upon the occurrence of the events specified under July 24, 1966 corporate law (section L. 225-181) in accordance with French law.

(6)                                  Notwithstanding any other provision of the Plan, the Board of Directors of the Company cannot impose to the employees to hold the shares for more than three (3) years after the exercise date.

(7)                                  Notwithstanding any other provision of the Plan, Options cannot be transferred or otherwise disposed of.

(8)                                  Notwithstanding any other provision of the Plan, in the case of the death of an optionholder, his or her heirs can exercise the stock options granted to the deceased optionholder within a six month period from the date of the optionholder~~”~~s death.

For options granted on or after May 16, 2001 under the Plan to employees based in France the above Articles (1) through (8) will apply and an Article 9 should be included and read as follows:

(9)                                  Notwithstanding any other provision of the Plan, Options granted:

(a)                                  during the period corresponding to ten (10) stock exchange sessions preceding and following the date on which the consolidated accounts, or failing of this, the annual financial statements, are made public; or

(b)                                 during the period starting at the date at which the corporate management of the Company is aware of an unpublished price-sensitive information and ending ten (10) trading days after the publication of this information; shall not be deemed to have been granted under this Addendum.

PLEASE DETACH PROXY CARD HERE

BIOSITE INCORPORATED

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

P R O X Y

FOR ANNUAL MEETING ON JUNE 23, 2006

The undersigned stockholder of Biosite Incorporated (the “Company”) acknowledges receipt of Notice of the Annual Meeting of Stockholders and Proxy Statement, each dated May 17, 2006, and the undersigned revokes all prior proxies and appoints Kim D. Blickenstaff and Christopher J. Twomey, or each of them, proxies for the undersigned to vote all shares of Common Stock of the Company which the undersigned would be entitled to vote at the Annual Meeting of Stockholders to be held at the Company’s corporate offices, 9975 Summers Ridge Road, San Diego, California 92121, at 10:00 a.m. on June 23, 2006, and any postponement or adjournment thereof, and instructs said proxies to vote as follows:

(IMPORTANT - TO BE SIGNED AND DATED ON REVERSE SIDE)

THERE ARE THREE WAYS TO VOTE YOUR PROXY

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had returned your proxy card. We encourage you to use these cost-effective and convenient ways of voting, 24 hours a day, 7 days a week.

TELEPHONE VOTING			INTERNET VOTING				VOTING BY MAIL

This method of voting is available for residents of the U.S. and Canada. On a touch tone telephone, call TOLL FREE 1-877-816-0834,
24 hours a day, 7 days a week. Have this proxy card ready, then follow the prerecorded instructions. Your vote will be confirmed and cast as you have directed. Available until 11:59 p.m. Eastern Time on June 22, 2006.

Visit the Biosite Web site at http://www.biosite.com and select “Vote 2006 Proxy.” Have this proxy card ready and follow the instructions on your screen. You will incur only your usual Internet charges. Available until 11:59 p.m. Eastern Time on June 22, 2006.

Simply sign and date your proxy card and return it in the postage-paid envelope to Georgeson Shareholder Communications, Wall Street Station, P.O. Box 1100, New York, NY 10269-0646. If you are voting by telephone or the Internet, please do not mail your proxy card.

(SEE REVERSE SIDE)
▼ DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED ONLY IF YOU ARE VOTING BY MAIL ▼

☒	Please mark votes as in this example.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATIONS ARE MADE, THIS
PROXY WILL BE VOTED FOR THE ELECTION OF THE TWO NOMINEES FOR DIRECTOR AND FOR PROPOSALS 2, 3 AND 4.

1.	ELECTION OF DIRECTORS: Kim D. Blickenstaff Kenneth F. Buechler, PhD. (Instruction: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.) _____________________________________	FOR each of the nominees listed at left (except as marked to the contrary below) ☐		WITHHOLD AUTHORITY to vote for the nominees for class III director listed at left ☐	3.	TO APPROVE AN INCREASE TO THE TOTAL NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE COMPANY’S 1996 STOCK INCENTIVE PLAN:	FOR ☐	AGAINST ☐	ABSTAIN ☐
					4.	TO RATIFY THE SELECTION BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR ITS FISCAL YEAR ENDING DECEMBER 31, 2006:	FOR ☐	AGAINST ☐	ABSTAIN ☐
2.	TO APPROVE THE AMENDMENT AND RESTATEMENT OF THE COMPANY’S 1996 STOCK INCENTIVE PLAN:	FOR ☐	AGAINST ☐	ABSTAIN ☐
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

BIOSITE INCORPORATED BOARD OF DIRECTORS PROXY Annual Meeting of Stockholders June 23, 2006

Dated this ______________ day of ___________________ , 2006

(Signature of Stockholder)

(Signature of Stockholder)

Please sign exactly as your name or names appear hereon.

When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held jointly,

each holder must sign.

Please mark, sign, date and mail this proxy card promptly, using the enclosed envelope.